                         ALTERNATIVE LOAN TRUST 2007-9T1
                                 Issuing Entity

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                                  $837,346,400

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                              DATED MARCH 29, 2007

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-9T1
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2007

                                   ----------

The issuing entity will issue 79 classes of certificates, 76 of which are offered pursuant to this free writing prospectus and the accompanying prospectus. The classes of offered certificates and the other certificates issued by the issuing entity, together with their initial class certificate balances or notional amounts, pass-through rates and initial ratings, are listed in the tables beginning on page 7 in this free writing prospectus.

ISSUING ENTITy

Alternative Loan Trust 2007-9T1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

MORTGAGE INSURANCE PROVIDER

Radian Guaranty Inc., a Pennsylvania corporation, will provide a mortgage insurance policy that provides coverage if a borrower defaults on a covered loan as described in this free writing prospectus. Only a portion of the mortgage loans will be covered by the mortgage insurance policy.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan in loan group 1 or loan group 2 conveyed to the issuing entity on the closing date and for any mortgage loan in loan group 3, the later of March 1, 2007 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan in loan group 1 or loan group 2 conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about March 30, 2007.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans and the group 2 mortgage loans conveyed to the issuing entity on the closing date is less than $391,300,000 and $353,700,000, respectively, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $60,033,947 and $55,937,778 with respect to the group 1 mortgage loans and the group 2 mortgage loans, respectively.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) April 30, 2007.

Use of Pre-Funded Amount:

The portion of the pre-funded amount deposited in the pre-funding account with respect to a loan group on the closing date is expected to be used to purchase supplemental mortgage loans for that loan group. Any pre-funded amount with respect to a loan group not used during the funding period to purchase supplemental mortgage loans for that loan group will be distributed to holders of the related classes of senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

THE MORTGAGE LOANS

The mortgage loans will consist of three loan groups. Loan group 1 and loan group 2 will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one- to four-family residential properties. Loan group 3 will consist primarily of 15-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered for loan group 1 and loan group 2 on the closing date are referred to as the "Group 1 Closing Date Mortgage Loans" and the "Group 2 Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added to loan group 1 and loan group 2 on the closing date. Any substitution or addition will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the aggregate current principal balance was approximately $728,979,266 and the initial mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance   $331,266,053
Geographic Concentrations in
   excess of 10%:
   California                         37.10%
Weighted Average Original LTV Ratio   74.28%
Weighted Average Mortgage Rate        6.710%
Range of Mortgage Rates               5.500% to 9.000%
Average Current Principal Balance     $687,274
Range of Current Principal Balances   $420,000 to $2,636,116
Weighted Average Remaining Term to
   Maturity                           359 months
Weighted Average FICO Credit Score    706

LOAN GROUP 2

Aggregate Current Principal Balance   $297,762,222
Geographic Concentrations in excess
   of 10%:
   California                         36.55%
Weighted Average Original LTV Ratio   74.37%
Weighted Average Mortgage Rate        6.720%
Range of Mortgage Rates               5.625% to 9.250%
Average Current Principal Balance     $675,198
Range of Current Principal Balances   $418,000 to $4,550,000
Weighted Average Remaining Term to
   Maturity                           360 months
Weighted Average FICO Credit Score    705

LOAN GROUP 3

Aggregate Current Principal Balance   $99,950,991
Geographic Concentrations in excess
   of 10%:
   California                         22.14%
   Florida                            10.57%
   New Jersey                         10.42%
Weighted Average Original LTV Ratio   65.20%
Weighted Average Mortgage Rate        6.246%
Range of Mortgage Rates               5.375% to 7.000%
Average Current Principal Balance     $729,569
Range of Current Principal Balances   $418,540 to $1,993,621
Weighted Average Remaining Term to
   Maturity                           176 months
Weighted Average FICO Credit Score    713

Additional information regarding the initial mortgage loans is set forth in Annex A attached to this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                 INITIAL CLASS
                  CERTIFICATE                                         INITIAL     INITIAL       INITIAL
                BALANCE / INITIAL                                     RATING      RATING        RATING
   CLASS       NOTIONAL AMOUNT(1)                TYPE                (S&P)(2)   (FITCH)(2)   (MOODY'S)(2)
------------   ------------------   ------------------------------   --------   ----------   ------------
OFFERED
CERTIFICATES

Class 1-A-1        $75,000,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                       Rate/Accretion Directed

Class 1-A-2        $58,365,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                          Rate/Super Senior

Class 1-A-3        $65,957,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Depositable(3)

Class 1-A-4        $30,000,000       Senior/Floating Pass-Through       AAA         AAA           Aaa
                                                 Rate

Class 1-A-5        $30,000,000         Senior/Inverse Floating          AAA         AAA           Aaa
                                      Pass-Through Rate/Notional
                                         Amount/Interest-Only

Class 1-A-6        $86,543,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Depositable(3)

Class 1-A-7        $ 4,851,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                          Rate/Super Senior

Class 1-A-8        $19,716,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Depositable(3)

Class 1-A-9        $ 6,731,000       Senior/Fixed Pass-Through          AAA         AAA           Aaa
                                            Rate/Support

Class 1-A-10       $ 8,572,000       Senior/Fixed Pass-Through          AAA         AAA           N/R
                                      Rate/Accrual/Super Senior

Class 1-A-11       $ 3,793,000       Senior/Fixed Pass-Through          AAA         AAA           Aaa
                                            Rate/Support

Class 1-A-12       $ 4,977,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                            Rate/Support

Class 1-A-13       $   279,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                            Rate/Support

Class 1-A-14       $ 1,134,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                            Rate/Support

Class 1-A-15       $   493,000        Senior/Fixed Pass-Through         AAA         AAA           N/R
                                       Rate/Accrual/Support

Class 1-A-16       $ 4,892,000        Senior/Fixed Pass-Through         AAA         AAA           N/R
                                          Rate/NAS/Support

                 INITIAL CLASS
                  CERTIFICATE                                         INITIAL     INITIAL       INITIAL
                BALANCE / INITIAL                                     RATING      RATING        RATING
   CLASS       NOTIONAL AMOUNT(1)                TYPE                (S&P)(2)   (FITCH)(2)   (MOODY'S)(2)
------------   ------------------   ------------------------------   --------   ----------   ------------
Class 1-A-17      $ 65,957,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-18      $ 65,957,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                         Senior/Exchangeable(3)

Class 1-A-19      $ 65,957,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-20      $  8,244,625        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                    Rate/Notional Amount/Interest
                                         Only/Exchangeable(3)

Class 1-A-21      $ 63,318,720        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-22      $  2,638,280       Senior/Principal Only/Super        AAA         AAA           Aaa
                                        Senior/Exchangeable(3)

Class 1-A-23      $ 86,543,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-24      $ 86,543,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-25      $ 86,543,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-26      $ 10,817,875        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                    Rate/Notional Amount/Interest
                                         Only/Exchangeable(3)

Class 1-A-27      $ 83,081,280        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-28      $  3,461,720       Senior/Principal Only/Super        AAA         AAA           Aaa
                                       Senior/Exchangeable(3)

Class 1-A-29      $ 19,716,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-30      $ 19,716,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

                 INITIAL CLASS
                  CERTIFICATE                                         INITIAL     INITIAL       INITIAL
                BALANCE / INITIAL                                     RATING      RATING        RATING
   CLASS       NOTIONAL AMOUNT(1)                TYPE                (S&P)(2)   (FITCH)(2)   (MOODY'S)(2)
------------   ------------------   ------------------------------   --------   ----------   ------------
Class 1-A-31      $ 19,716,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-32      $  2,464,500        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                    Rate/Notional Amount/Interest
                                         Only/Exchangeable(3)

Class 1-A-33      $ 18,927,360        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-34      $    788,640       Senior/Principal Only/Super        AAA         AAA           Aaa
                                       Senior/Exchangeable(3)

Class 1-A-35      $ 62,555,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-36      $  3,402,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                      Rate/Support/Exchangeable
                                                 (3)

Class 1-A-37      $ 82,077,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-38      $  4,466,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                      Rate/Support/Exchangeable
                                                 (3)

Class 1-A-39      $ 18,698,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Exchangeable(3)

Class 1-A-40      $  1,018,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                      Rate/Support/Exchangeable
                                                 (3)

Class 1-X         $326,054,131             Senior/Notional              AAA         AAA           N/R
                                     Amount/Interest Only/Variable
                                          Pass-Through Rate

Class 2-A-1       $ 95,424,000      Senior/Fixed Pass-Through Rate      AAA         AAA           Aaa

Class 2-A-2       $122,797,000         Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Depositable(3)

Class 2-A-3       $ 99,856,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                              Rate/Super
                                        Senior/Depositable(3)

Class 2-A-4       $  7,065,000        Senior/Fixed Pass-Through         AAA         AAA           Aaa
                                            Rate/Support

                  INITIAL CLASS
                   CERTIFICATE                                       INITIAL     INITIAL       INITIAL
                BALANCE / INITIAL                                    RATING      RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                TYPE               (S&P)(2)   (FITCH)(2)   (MOODY'S)(2)
------------   ------------------   -----------------------------   --------   ----------   ------------
Class 2-A-5       $  5,747,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Support

Class 2-A-6       $  4,422,000        Senior/Fixed Pass-Through        AAA         AAA           N/R
                                           Rate/NAS/Support

Class 2-A-7       $122,797,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-8       $122,797,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-9       $122,797,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-10      $ 15,349,625        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                    Rate/Notional Amount/Interest
                                         Only/Exchangeable(3)

Class 2-A-11      $117,885,120        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-12      $  4,911,880       Senior/Principal Only/Super       AAA         AAA           Aaa
                                        Senior/Exchangeable(3)

Class 2-A-13      $ 99,856,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-14      $ 99,856,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-15      $ 99,856,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-16      $ 12,482,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                    Rate/Notional Amount/Interest
                                         Only/Exchangeable(3)

Class 2-A-17      $ 95,861,760        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-18      $  3,994,240       Senior/Principal Only/Super       AAA         AAA           Aaa
                                        Senior/Exchangeable(3)

Class 2-A-19      $116,457,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

                  INITIAL CLASS
                   CERTIFICATE                                       INITIAL     INITIAL       INITIAL
                BALANCE / INITIAL                                    RATING      RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                TYPE               (S&P)(2)   (FITCH)(2)   (MOODY'S)(2)
------------   ------------------   -----------------------------   --------   ----------   ------------
Class 2-A-20      $  6,340,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                    Rate/Support/Exchangeable (3)

Class 2-A-21      $ 94,705,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                             Rate/Super
                                        Senior/Exchangeable(3)

Class 2-A-22      $  5,151,000        Senior/Fixed Pass-Through        AAA         AAA           Aaa
                                    Rate/Support/Exchangeable (3)

Class 2-X         $289,986,359             Senior/Notional             AAA         AAA           N/R
                                    Amount/Interest-Only/Variable
                                          Pass-Through Rate

Class 3-A-1       $ 95,307,000        Senior/Fixed Pass-Through        AAA         AAA           N/R
                                                 Rate

Class 3-X         $ 95,309,982             Senior/Notional             AAA         AAA           N/R
                                    Amount/Interest-Only/Variable
                                          Pass-Through Rate

Class PO          $  5,005,800             Senior/Principal            AAA         AAA           N/R
                                            Only/Component

Class A-R         $        100             Senior/Residual             AAA         AAA           N/R

Class M-1         $  5,493,000           Subordinate/Variable          AA+         AA+           Aa1
                                          Pass-Through Rate

Class M-2         $  5,070,000           Subordinate/Variable          AA+         AA+           Aa2
                                          Pass-Through Rate

Class M-3         $  3,802,000           Subordinate/Variable          AA          AA+           Aa3
                                          Pass-Through Rate

Class M-4         $  5,069,500           Subordinate/Variable          AA          AA            N/R
                                          Pass-Through Rate

Class M-5         $  3,380,000           Subordinate/Variable          A+          A+             A3
                                          Pass-Through Rate

Class M-6         $  4,225,000           Subordinate/Variable           A          N/R           N/R
                                          Pass-Through Rate

Class B-1         $  1,690,000           Subordinate/Variable          A-          N/R           N/R
                                          Pass-Through Rate

Class B-2         $  1,690,000           Subordinate/Variable          BBB         N/R           N/R
                                          Pass-Through Rate

NON-OFFERED CERTIFICATES(4)

Class B-3         $  3,802,000           Subordinate/Variable
                                          Pass-Through Rate

                  INITIAL CLASS
                   CERTIFICATE                                       INITIAL     INITIAL       INITIAL
                BALANCE / INITIAL                                    RATING      RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                TYPE               (S&P)(2)   (FITCH)(2)   (MOODY'S)(2)
------------   ------------------   -----------------------------   --------   ----------   ------------
Class B-4         $  2,112,000           Subordinate/Variable
                                          Pass-Through Rate

Class B-5         $  1,690,591          Subordinate/Variable
                                          Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Certain proportions of the Class 1-A-3, Class 1-A-6, Class 1-A-8, Class 2-A-2 and Class 2-A-3, Certificates may be deposited in exchange for the Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 1-A-38, Class 1-A-39, Class 1-A-40, Class 2-A-7, Class 2-A-8,
     Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21 and Class 2-A-22 Certificates (referred to herein as the "exchangeable certificates"), as applicable, as described in this free writing prospectus under "Description of the Certificates--Exchangeable Certificates." The maximum initial class certificate balances or notional amounts of the exchangeable certificates are set forth in the table.

(4) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                               INTEREST
                                                                ACCRUAL
    CLASS       PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
-------------   -----------------   -----------------------   ----------
OFFERED
CERTIFICATES

Class 1-A-1           6.00%            calendar month (1)     30/360 (2)
Class 1-A-2           6.00%            calendar month (1)     30/360 (2)
Class 1-A-3           6.00%            calendar month (1)     30/360 (2)
Class 1-A-4     LIBOR + 0.50% (3)              (4)            30/360 (2)
Class 1-A-5     5.50% - LIBOR (3)              (4)            30/360 (2)
Class 1-A-6           6.00%            calendar month (1)     30/360 (2)
Class 1-A-7           6.00%            calendar month (1)     30/360 (2)
Class 1-A-8           6.00%            calendar month (1)     30/360 (2)
Class 1-A-9           6.00%            calendar month (1)     30/360 (2)
Class 1-A-10          6.00%            calendar month (1)     30/360 (2)
Class 1-A-11          6.00%            calendar month (1)     30/360 (2)
Class 1-A-12          6.00%            calendar month (1)     30/360 (2)
Class 1-A-13          6.00%            calendar month (1)     30/360 (2)
Class 1-A-14          6.00%            calendar month (1)     30/360 (2)
Class 1-A-15          6.00%            calendar month (1)     30/360 (2)
Class 1-A-16          6.00%            calendar month (1)     30/360 (2)
Class 1-A-17          5.25%            calendar month (1)     30/360 (2)
Class 1-A-18          5.50%            calendar month (1)     30/360 (2)
Class 1-A-19          5.75%            calendar month (1)     30/360 (2)
Class 1-A-20          6.00%            calendar month (1)     30/360 (2)
Class 1-A-21          6.25%            calendar month (1)     30/360 (2)
Class 1-A-22           (8)                     N/A                N/A
Class 1-A-23          5.25%            calendar month (1)     30/360 (2)
Class 1-A-24          5.50%            calendar month (1)     30/360 (2)
Class 1-A-25          5.75%            calendar month (1)     30/360 (2)
Class 1-A-26          6.00%            calendar month (1)     30/360 (2)
Class 1-A-27          6.25%            calendar month (1)     30/360 (2)
Class 1-A-28           (8)                     N/A                N/A
Class 1-A-29          5.25%            calendar month (1)     30/360 (2)
Class 1-A-30          5.50%            calendar month (1)     30/360 (2)
Class 1-A-31          5.75%            calendar month (1)     30/360 (2)
Class 1-A-32          6.00%            calendar month (1)     30/360 (2)
Class 1-A-33          6.25%            calendar month (1)     30/360 (2)
Class 1-A-34           (8)                     N/A                N/A
Class 1-A-35          6.00%            calendar month (1)     30/360 (2)
Class 1-A-36          6.00%            calendar month (1)     30/360 (2)
Class 1-A-37          6.00%            calendar month (1)     30/360 (2)
Class 1-A-38          6.00%            calendar month (1)     30/360 (2)
Class 1-A-39          6.00%            calendar month (1)     30/360 (2)
Class 1-A-40          6.00%            calendar month (1)     30/360 (2)
Class 1-X              (5)             calendar month (1)     30/360 (2)
Class 2-A-1           6.00%            calendar month (1)     30/360 (2)
Class 2-A-2           6.00%            calendar month (1)     30/360 (2)
Class 2-A-3           6.00%            calendar month (1)     30/360 (2)
Class 2-A-4           6.00%            calendar month (1)     30/360 (2)
Class 2-A-5           6.00%            calendar month (1)     30/360 (2)
Class 2-A-6           6.00%            calendar month (1)     30/360 (2)
Class 2-A-7           5.25%            calendar month (1)     30/360 (2)
Class 2-A-8           5.50%            calendar month (1)     30/360 (2)
Class 2-A-9           5.75%            calendar month (1)     30/360 (2)
Class 2-A-10          6.00%            calendar month (1)     30/360 (2)
Class 2-A-11          6.25%            calendar month (1)     30/360 (2)
Class 2-A-12           (8)                     N/A                N/A
Class 2-A-13          5.25%            calendar month (1)     30/360 (2)
Class 2-A-14          5.50%            calendar month (1)     30/360 (2)
Class 2-A-15          5.75%            calendar month (1)     30/360 (2)

                                                               INTEREST
                                                                ACCRUAL
    CLASS       PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
-------------   -----------------   -----------------------   ----------
Class 2-A-16          6.00%            calendar month (1)     30/360 (2)
Class 2-A-17          6.25%            calendar month (1)     30/360 (2)
Class 2-A-18           (8)                     N/A                N/A
Class 2-A-19          6.00%            calendar month (1)     30/360 (2)
Class 2-A-20          6.00%            calendar month (1)     30/360 (2)
Class 2-A-21          6.00%            calendar month (1)     30/360 (2)
Class 2-A-22          6.00%            calendar month (1)     30/360 (2)
Class 2-X              (6)             calendar month (1)     30/360 (2)
Class 3-A-1           5.50%            calendar month (1)     30/360 (2)
Class 3-X              (7)             calendar month (1)     30/360 (2)
Class PO               (8)                     N/A                N/A
Class A-R             6.00%            calendar month (1)     30/360 (2)
Class M-1              (9)             calendar month (1)     30/360 (2)
Class M-2              (9)             calendar month (1)     30/360 (2)
Class M-3              (9)             calendar month (1)     30/360 (2)
Class M-4              (9)             calendar month (1)     30/360 (2)
Class M-5              (9)             calendar month (1)     30/360 (2)
Class M-6              (9)             calendar month (1)     30/360 (2)
Class B-1              (9)             calendar month (1)     30/360 (2)
Class B-2              (9)             calendar month (1)     30/360 (2)

NON-OFFERED
CERTIFICATES

Class B-3              (9)             calendar month (1)     30/360 (2)
Class B-4              (9)             calendar month (1)     30/360 (2)
Class B-5              (9)             calendar month (1)     30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(4) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(6) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The pass-through rate for the Class 3-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 3, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.50%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(8) This class of certificate is a class of principal only certificates and is not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(9) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date,

     - 6.00% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, and

     - 5.50% multiplied by the excess of the loan group 3 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 3 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date. See "Description of Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION            CLASSES OF CERTIFICATES
-------------------------   ----------------------------
     Group 1 Senior           Class 1-A-1, Class 1-A-2,
      Certificates            Class 1-A-3, Class 1-A-4,
                              Class 1-A-5, Class 1-A-6,
                              Class 1-A-7, Class 1-A-8,
                             Class 1-A-9, Class 1-A-10,
                             Class 1-A-11, Class 1-A-12,
                             Class 1-A-13, Class 1-A-14,
                             Class 1-A-15, Class 1-A-16,
                               Class 1-X and Class A-R
                             Certificates and Class PO-1
                                      Component

     Group 2 Senior           Class 2-A-1, Class 2-A-2,
      Certificates            Class 2-A-3, Class 2-A-4,
                                        Class
                              2-A-5 and Class 2-A-6 and
                             Class 2-X Certificates and
                                Class PO-2 Component

        DESIGNATION            CLASSES OF CERTIFICATES
-------------------------   ----------------------------
     Group 3 Senior           Class 3-A-1 and Class 3-X
      Certificates           Certificates and Class PO-3
                                      Component

Senior Certificate Group     Each of the Group 1 Senior
                              Certificates, the Group 2
                             Senior Certificates and the
                             Group 3 Senior Certificates

   Senior Certificates      Group 1 Senior Certificates,
                             Group 2 Senior Certificates
                                 and Group 3 Senior
                                    Certificates

Subordinated Certificates        Class M and Class B
                                    Certificates

   LIBOR Certificates        Class 1-A-4 and Class 1-A-5
                                    Certificates

  Class A Certificates        Class 1-A, Class 2-A and
                               Class 3-A Certificates

 Class 1-A Certificates       Class 1-A-1, Class 1-A-2,
                              Class 1-A-3, Class 1-A-4,
                              Class 1-A-5, Class 1-A-6,
                              Class 1-A-7, Class 1-A-8,
                             Class 1-A-9, Class 1-A-10,
                             Class 1-A-11, Class 1-A-12,
                             Class 1-A-13, Class 1-A-14,
                             Class 1-A-15, Class 1-A-16,
                             Class 1-A-17, Class 1-A-18,
                             Class 1-A-19, Class 1-A-20,
                             Class 1-A-21, Class 1-A-22,
                             Class 1-A-23, Class 1-A-24,
                             Class 1-A-25, Class 1-A-26,
                             Class 1-A-27, Class 1-A-28,
                             Class 1-A-29, Class 1-A-30,
                             Class 1-A-31, Class 1-A-32,
                             Class 1-A-33, Class 1-A-34,
                             Class 1-A-35, Class 1-A-36,
                             Class 1-A-37, Class 1-A-38,
                             Class 1-A-39, Class 1-A-40
                             and Class A-R Certificates

 Class 2-A Certificates       Class 2-A-1, Class 2-A-2,
                              Class 2-A-3, Class 2-A-4,
                              Class 2-A-5, Class 2-A-6,
                              Class 2-A-7, Class 2-A-8,
                             Class 2-A-9, Class 2-A-10,
                             Class 2-A-11, Class 2-A-12,
                             Class 2-A-13, Class 2-A-14,
                             Class 2-A-15, Class 2-A-16,
                             Class 2-A-17, Class 2-A-18,
                             Class 2-A-19, Class 2-A-20,
                               Class 2-A-21 and Class
                                 2-A-22 Certificates

 Class 3-A Certificates       Class 3-A-1 Certificates

  Class X Certificates        Class 1-X, Class 2-X and
                               Class 3-X Certificates

  Class M Certificates       Class M-1, Class M-2, Class
                              M-3, Class M-4, Class M-5
                             and Class M-6 Certificates

        DESIGNATION            CLASSES OF CERTIFICATES
-------------------------   ----------------------------
  Class B Certificates          Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

     Notional Amount         Class 1-A-5, Class 1-A-20,
      Certificates           Class 1-A-26, Class 1-A-32,
                             Class 2-A-10, Class 2-A-16,
                              Class 1-X, Class 2-X and
                               Class 3-X Certificates

     Principal Only          Class 1-A-22, Class 1-A-28,
      Certificates           Class 1-A-34, Class 2-A-12,
                              Class 2-A-18 and Class PO
                                    Certificates

  Class PO Certificates      Class PO-1, Class PO-2 and
                                Class PO-3 Components

Depositable Certificates      Class 1-A-3, Class 1-A-6,
                            Class 1-A-8, Class 2-A-2 and
                              Class 2-A-3 Certificates

Exchangeable Certificates    Class 1-A-17, Class 1-A-18,
                             Class 1-A-19, Class 1-A-20,
                             Class 1-A-21, Class 1-A-22,
                             Class 1-A-23, Class 1-A-24,
                             Class 1-A-25, Class 1-A-26,
                             Class 1-A-27, Class 1-A-28,
                             Class 1-A-29, Class 1-A-30,
                             Class 1-A-31, Class 1-A-32,
                             Class 1-A-33, Class 1-A-34,
                             Class 1-A-35, Class 1-A-36,
                             Class 1-A-37, Class 1-A-38,
                             Class 1-A-39, Class 1-A-40,
                              Class 2-A-7, Class 2-A-8,
                             Class 2-A-9, Class 2-A-10,
                             Class 2-A-11, Class 2-A-12,
                             Class 2-A-13, Class 2-A-14,
                             Class 2-A-15, Class 2-A-16,
                             Class 2-A-17, Class 2-A-18,
                             Class 2-A-19, Class 2-A-20,
                               Class 2-A-21 and Class
                                 2-A-22 Certificates

  Offered Certificates       Class A, Class X, Class PO,
                            Class M, Class B-1 and Class
                                  B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class 1-A-7 and Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class 1-A-7 Certificates:

$1,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class

A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates (other than the Class 3-A and Class 3-X Certificates) is the distribution date in May 2037. The last scheduled distribution date for the Class 3-A and Class 3-X Certificates is the distribution date in May 2022. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 13.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

The Class 1-A-10 and Class 1-A-15 Certificates are accrual certificates. Interest will accrue on the Class 1-A-10 and Class 1-A-15 Certificates during each interest accrual period at a per annum rate of 6.00%. However, these accrued interest amounts will not be distributed as interest to the Class 1-A-10 and Class 1-A-15 Certificates until the accrual termination date, which is the earlier of:

- the distribution date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- the distribution date on which the class certificate balance of the Class 1-A-1 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the respective class certificate balances of the Class 1-A-10 and Class 1-A-15 Certificates on the related distribution date.

The principal only certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive or accrete on the next distribution date.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.

See "Description of the Certificates -- Interest" and " -- Allocation of Interest Shortfalls" in this free writing prospectus.

THE CORRIDOR CONTRACT

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of an interest rate corridor contract for the benefit of the Class 1-A-4 Certificates.

On or prior to the corridor contract termination date, amounts received by the supplemental interest trustee in respect of the corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 1-A-4 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 5.50%, with a ceiling of 9.00%.

See "Description of the Certificates -- The Corridor Contract" and "-- The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for both loan group 1 and loan group 2 is 6.00%. The required coupon for loan group 3 is 5.50%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the aggregate principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this free writing prospectus.

EXCHANGING CERTIFICATES THROUGH COMBINATION AND RECOMBINATION

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

See "Description of the Certificates--Exchangeable Certificates" in this free writing prospectus and "Description of the Securities-- Exchangeable Securities" in the prospectus for a description of Exchangeable Certificates and exchange procedures and fees.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loan in a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer, and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

- lender-paid mortgage insurance premiums, if any, including premiums under the mortgage insurance policy;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicing fee rate. The master servicing fee rate for each mortgage loan will be 0.200% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges including prepayment charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 1-A-10 and Class 1-A-15 Certificates added to their respective class certificate balances will be distributed as principal in the following order:

- to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

- concurrently, to the Class 1-A-10 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

-    Sequentially:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     (2) to the Class 1-A-16 Certificates, the group 1 priority amount, until its class certificate balance is reduced to zero;

     (3)  concurrently,

          (a) 59.7446583208%, in the following order:

               (i) in an amount up to $1,000 on each distribution date, in the following order:

                    (1) to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

                    (2) concurrently, to the Class 1-A-10 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (ii) in an amount up to $271,000 on each distribution date, concurrently, to the Class 1-A-3 and Class 1-A-11 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (iii) in an amount up to $720,000 on each distribution date, concurrently, to the Class 1-A-2 and Class 1-A-9 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (iv) concurrently, to the Class 1-A-2 and Class 1-A-9 Certificates, pro rata, the payment amount as described under "Description of the Certificates--Principal" in this free writing prospectus, until their respective class certificate balances are reduced to zero;

               (v) in an amount up to $748,000 on each distribution date, to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero;

               (vi) concurrently, to the Class 1-A-10 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (vii) to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero;

               (viii) concurrently, to the Class 1-A-2 and Class 1-A-9 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (ix) concurrently, to the Class 1-A-3 and Class 1-A-11 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (b) 40.2553416791% in the following order:

               (i) in an amount up to $1,000 on each distribution date, to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero;

               (ii) in an amount up to $59,800 on each distribution date, concurrently, to the Class 1-A-8 and Class 1-A-14 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (iii) beginning with the distribution date in October 2007, in an amount up to $580,000 on each distribution date, in the following order:

                    (1) concurrently, to the Class 1-A-6 and Class 1-A-12 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (2) concurrently, to the Class 1-A-7 and Class 1-A-13 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (iv) to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero;

               (v) concurrently, to the Class 1-A-6 and Class 1-A-12 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (vi) concurrently, to the Class 1-A-7 and Class 1-A-13 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (vii) concurrently, to the Class 1-A-8 and Class 1-A-14 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (4) to the Class 1-A-16 Certificates, without regard to the group 1 priority amount, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

-    Sequentially:

     (1) to the Class 2-A-6 Certificates, the group 2 priority amount, until its class certificate balance is reduced to zero;

     (2) in an amount up to $1,000 on each distribution date, to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

     (3) in an amount up to $403,000 on each distribution date, concurrently, to the Class 2-A-3 and Class 2-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (4) in an amount up to $100,000 on each distribution date prior to the distribution date in June 2007, concurrently, to the Class 2-A-2 and

Class 2-A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (5) in an amount up to $1,007,000 on each distribution date beginning with the distribution date in June 2007, concurrently, to the Class 2-A-2 and Class 2-A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (6) to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

     (7) concurrently, to the Class 2-A-2 and Class 2-A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (8) concurrently, to the Class 2-A-3 and Class 2-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (9) to the Class 2-A-6 Certificates, without regard to the group 2 priority amount, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

- to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not a restricted class, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero;

     - second, to the Class 1-A-16 Certificates with respect to loan group 1 and the Class 2-A-6 Certificates with respect to loan group 2, until their respective class certificate balances are reduced to zero; and

     - third, concurrently to the senior certificates (other than the Class 1-A-16 Certificates, the Class 2-A-6 Certificates, the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances or, in the case of the Class 1-A-10 and Class 1-A-15 Certificates, on the basis of the lesser of their respective class certificate balances immediately prior to that distribution date and their respective initial class certificate balances, until their class certificate balances are reduced to zero, except that: (i) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2, Class 1-A-3, Class 1-A-6, Class 1-A-7, Class 1-A-8 and Class 1-A-10 Certificates will instead be allocated to the Class 1-A-9, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14 and Class 1-A-15 Certificates, respectively, until their respective class certificate balances are reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-2 and Class 2-A-3 Certificates will instead be allocated to the 2-A-4 and Class 2-A-5 Certificates, respectively, until their respective class certificate balances are reduced to zero.

On each distribution date, the class certificate balance of each class of then outstanding exchangeable certificates also will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related classes of depositable certificates that have been deposited, except that (i) any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-35, Class 1-A-37 and Class 1-A-39 Certificates will instead be allocated to the Class 1-A-36, Class 1-A-38 and Class 1-A-40 Certificates, respectively, until their respective class certificate balances are reduced to zero and (ii) any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-19 and Class 2-A-21 Certificates will instead be allocated to the Class 2-A-20 and Class 2-A-22 Certificates, respectively, until their respective class certificate balances are reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority and second, to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal among the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of those certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this free writing prospectus and "Credit Enhancement -- Subordination" in this free writing prospectus and in the prospectus.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds from each other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

In addition, if the aggregate class certificate balance of a senior certificate group has been reduced to zero, any remaining senior principal distribution amount for that group will be distributed to the other senior certificates, other than the Class PO Certificates and the notional amount certificates.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

Mortgage Insurance Policy

Radian Guaranty Inc., a Pennsylvania corporation, will issue a mortgage insurance policy that will cover approximately 53.32%, 52.60% and 27.96% of the initial mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, in each case by aggregate stated principal balance as of the initial cut-off date. Subject to certain limitations, the mortgage insurance policy will generally be available to cover losses resulting from a default on those covered mortgage loans that are not subject to a policy exclusion. The mortgage insurance policy will provide coverage for each covered mortgage loan in an amount (after taking into account existing primary mortgage insurance coverage) equal to a percentage of the principal balance of the covered mortgage loan equal to 100% minus a fraction (expressed as a percentage) the numerator of which is 60.00% and the denominator of which is the loan-to-value ratio of the covered mortgage loan at origination.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinate certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class 1-A-4 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the corridor contract and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the

Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-4 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or a statutory exemption .

LEGAL INVESTMENT

The Class A, Class PO, Class X and Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2007-9T1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23,
Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34,
Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 1-A-38, Class 1-A-39, Class 1-A-40, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17,
Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 3-A-1, Class 1-X, Class 2-X, Class 3-X, Class PO, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                        CLASSES OF CERTIFICATES
----------------------------   -------------------------------------------------
 Group 1 Senior Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7,
                                 Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                               1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,
                                Class 1-A-15, Class 1-A-16, Class 1-X and Class
                                   A-R Certificates and Class PO-1 Component

 Group 2 Senior Certificates      Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                                 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-X
                                     Certificates and Class PO-2 Component

Group 3 Senior Certificates     Class 3-A-1 and Class 3-X Certificates and Class
                                                 PO-3 Component

  Senior Certificate Group        Each of the Group 1 Senior Certificates, the
                                  Group 2 Senior Certificates and the Group 3
                                              Senior Certificates

         DESIGNATION                        CLASSES OF CERTIFICATES
----------------------------   -------------------------------------------------
     Senior Certificates          Group 1 Senior Certificates, Group 2 Senior
                                Certificates and the Group 3 Senior Certificates

  Subordinated Certificates             Class M and Class B Certificates

     LIBOR Certificates             Class 1-A-4 and Class 1-A-5 Certificates

    Class A Certificates        Class 1-A, Class 2-A and Class 3-A Certificates

   Class 1-A Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7,
                                 Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                               1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,
                                Class 1-A-15, Class 1-A-16, Class 1-A-17, Class
                               1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21,
                                Class 1-A-22, Class 1-A-23, Class 1-A-24, Class
                               1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28,
                                Class 1-A-29, Class 1-A-30, Class 1-A-31, Class
                               1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35,
                                Class 1-A-36, Class 1-A-37, Class 1-A-38, Class
                                1-A-39, Class 1-A-40 and Class A-R Certificates

   Class 2-A Certificates         Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                                2-A-4, Class 2-A-5 and Class 2-A-6, Class 2-A-7,
                                 Class 2-A-8, Class 2-A-9, Class 2-A-10, Class
                               2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14,
                                Class 2-A-15, Class 2-A-16, Class 2-A-17, Class
                                2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21
                                         and Class 2-A-22 Certificates

   Class 3-A Certificates                   Class 3-A-1 Certificates

    Class X Certificates        Class 1-X, Class 2-X and Class 3-X Certificates

    Class M Certificates          Class M-1, Class M-2, Class M-3, Class M-4,
                                      Class M-5 and Class M-6 Certificates

    Class B Certificates         Class B-1, Class B-2, Class B-3, Class B-4 and
                                             Class B-5 Certificates

Notional Amount Certificates     Class 1-A-5, Class 1-A-20, Class 1-A-26, Class
                                 1-A-32, Class 2-A-10, Class 2-A-16, Class 1-X,
                                      Class 2-X and Class 3-X Certificates

 Principal Only Certificates    Class 1-A-22, Class 1-A-28, Class 1-A-34, Class
                                 2-A-12, Class 2-A-18 and Class PO Certificates

    Class PO Certificates       Class PO-1, Class PO-2 and Class PO-3 Components

  Depositable Certificates        Class 1-A-3, Class 1-A-6, Class 1-A-8, Class
                                       2-A-2 and Class 2-A-3 Certificates

  Exchangeable Certificates     Class 1-A-17, Class 1-A-18, Class 1-A-19, Class
                               1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23,
                                Class 1-A-24, Class 1-A-25, Class 1-A-26, Class
                               1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30,
                               Class 1-A-31, Class 1-A-32, Class 1-A-33, Class
                               1-A-34, Class 1-A-35, Class 1-A-36, Class 1-A-37,
                                Class 1-A-38, Class 1-A-39, Class 1-A-40, Class
                                 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10,
                                Class 2-A-11, Class 2-A-12, Class 2-A-13, Class
                               2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17,
                               Class 2-A-18, Class 2-A-19, Class 2-A-20, Class
                                      2-A-21 and Class 2-A-22 Certificates

    Offered Certificates         Class A, Class X, Class PO, Class M, Class B-1
                                           and Class B-2 Certificates

The certificates are generally referred to as the following types:

            CLASS                                                TYPE
----------------------------   -------------------------------------------------------------------------
OFFERED CERTIFICATES

Class 1-A-1                                Senior/Fixed Pass-Through Rate/Accretion Directed
Class 1-A-2                                   Senior/Fixed Pass-Through Rate/Super Senior

            CLASS                                                TYPE
----------------------------   -------------------------------------------------------------------------
Class 1-A-3                             Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 1-A-4                                        Senior/Floating Pass-Through Rate
Class 1-A-5                     Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 1-A-6                             Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 1-A-7                                   Senior/Fixed Pass-Through Rate/Super Senior
Class 1-A-8                             Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 1-A-9                                      Senior/Fixed Pass-Through Rate/Support
Class 1-A-10                              Senior/Fixed Pass-Through Rate/Accrual/Super Senior
Class 1-A-11                                     Senior/Fixed Pass-Through Rate/Support
Class 1-A-12                                     Senior/Fixed Pass-Through Rate/Support
Class 1-A-13                                     Senior/Fixed Pass-Through Rate/Support
Class 1-A-14                                     Senior/Fixed Pass-Through Rate/Support
Class 1-A-15                                 Senior/Fixed Pass-Through Rate/Accrual/Support
Class 1-A-16                                   Senior/Fixed Pass-Through Rate/NAS/Support
Class 1-A-17                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-18                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-19                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-20                   Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 1-A-21                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-22                                Senior/Principal Only/Super Senior/Exchangeable
Class 1-A-23                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-24                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-25                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-26                   Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 1-A-27                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-28                                Senior/Principal Only/Super Senior/Exchangeable
Class 1-A-29                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-30                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-31                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-32                   Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 1-A-33                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-34                                Senior/Principal Only/Super Senior/Exchangeable
Class 1-A-35                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-36                              Senior/Fixed Pass-Through Rate/Support/Exchangeable
Class 1-A-37                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-38                              Senior/Fixed Pass-Through Rate/Support/Exchangeable
Class 1-A-39                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-40                              Senior/Fixed Pass-Through Rate/Support/Exchangeable

            CLASS                                                TYPE
----------------------------   -------------------------------------------------------------------------
Class 1-X                           Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class 2-A-1                                          Senior/Fixed Pass-Through Rate
Class 2-A-2                             Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 2-A-3                             Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 2-A-4                                      Senior/Fixed Pass-Through Rate/Support
Class 2-A-5                                      Senior/Fixed Pass-Through Rate/Support
Class 2-A-6                                    Senior/Fixed Pass-Through Rate/NAS/Support
Class 2-A-7                             Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-8                             Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-9                             Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-10                   Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 2-A-11                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-12                                Senior/Principal Only/Super Senior/Exchangeable
Class 2-A-13                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-14                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-15                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-16                   Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 2-A-17                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-18                                Senior/Principal Only/Super Senior/Exchangeable
Class 2-A-19                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-20                              Senior/Fixed Pass-Through Rate/Support/Exchangeable
Class 2-A-21                            Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 2-A-22                              Senior/Fixed Pass-Through Rate/Support/Exchangeable
Class 2-X                           Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate
Class 3-A-1                                          Senior/Fixed Pass-Through Rate
Class 3-X                           Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate
Class PO                                            Senior/Principal Only/Component
Class A-R                                                   Senior/Residual
Subordinated Certificates                        Subordinate/Variable Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $806,926,900 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M-1.........................          0.65%
Class M-2.........................          0.60%
Class M-3.........................          0.45%
Class M-4.........................          0.60%
Class M-5.........................          0.40%
Class M-6.........................          0.50%
Class B-1.........................          0.20%
Class B-2.........................          0.20%
Class B-3.........................          0.45%
Class B-4.........................          0.25%
Class B-5.........................          0.20%

Calculation of Class Certificate Balance

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-10 and Class 1-A-15 Certificates, increased by

     - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds" in the prospectus.

     The Class Certificate Balance of the each class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance immediately prior to that Distribution Date of the related class of Depositable Certificates that has been deposited.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation, will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASS

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                            INITIAL
                           COMPONENT
DESIGNATION                 BALANCE
-----------               ----------
Class PO-1 Component ..   $2,387,957(1)
Class PO-2 Component ..   $2,472,186(1)
Class PO-3 Component ..   $  145,657

----------
(1) Based on assumptions regarding the characteristics of the Initial Mortgage Loans and Supplemental Mortgage Loans for the related loan group.

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component, the Class PO-2 Component or the Class PO-3 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-5, Class 1-A-20, Class 1-A-26, Class 1-A-32, Class 2-A-10, Class 2-A-16, Class 1-X, Class 2-X and Class 3-X Certificates are notional amount certificates.

     The notional amount of the Class 1-A-5 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-20 Certificates for the interest accrual period for any Distribution Date will equal the sum of (i) the product
(a) a fraction, the numerator of which is 0.75 and the denominator of which is
6.00 and (b) the Class Certificate Balance of the Class 1-A-17 Certificates immediately prior to such Distribution Date, (ii) the product of (a) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 1-A-18 Certificates immediately prior to such Distribution Date and (iii) the product of (a) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 1-A-19 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-26 Certificates for the interest accrual period for any Distribution Date will equal the sum of (i) the product
(a) a fraction, the numerator of which is 0.75 and the denominator of which is
6.00 and (b) the Class Certificate Balance of the Class 1-A-23 Certificates immediately prior to such Distribution Date, (ii) the product of (a) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (b) the Class Certificate

Balance of the Class 1-A-24 Certificates immediately prior to such Distribution Date and (iii) the product of (a) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 1-A-25 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-32 Certificates for the interest accrual period for any Distribution Date will equal the sum of (i) the product
(a) a fraction, the numerator of which is 0.75 and the denominator of which is
6.00 and (b) the Class Certificate Balance of the Class 1-A-29 Certificates immediately prior to such Distribution Date, (ii) the product of (a) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 1-A-30 Certificates immediately prior to such Distribution Date and (iii) the product of (a) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 1-A-31 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 2-A-10 Certificates for the interest accrual period for any Distribution Date will equal the sum of (i) the product
(a) a fraction, the numerator of which is 0.75 and the denominator of which is
6.00 and (b) the Class Certificate Balance of the Class 2-A-7 Certificates immediately prior to such Distribution Date, (ii) the product of (a) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 2-A-8 Certificates immediately prior to such Distribution Date and (iii) the product of (a) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 2-A-9 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 2-A-16 Certificates for the interest accrual period for any Distribution Date will equal the sum of (i) the product
(a) a fraction, the numerator of which is 0.75 and the denominator of which is
6.00 and (b) the Class Certificate Balance of the Class 2-A-13 Certificates immediately prior to such Distribution Date, (ii) the product of (a) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 2-A-14 Certificates immediately prior to such Distribution Date and (iii) the product of (a) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00 and (b) the Class Certificate Balance of the Class 2-A-15 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 3-X Certificates for the interest accrual period for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-7 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-7 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as

Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Pre-funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

     Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the "Exchangeable Certificates Distribution Account"), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution

Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class or classes of then outstanding Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

     - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Pre-funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the Class Certificate Balance of the Class 1-A-4 Certificates to zero and the Corridor Contract Termination Date. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

EXCHANGEABLE CERTIFICATES

     General. The Class 1-A-3, Class 1-A-6, Class 1-A-8, Class 2-A-2 and Class 2-A-3 Certificates are "Depositable Certificates." All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27,
Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 1-A-38,
Class 1-A-39, Class 1-A-40, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21 and
Class 2-A-22 Certificates (the "Exchangeable Certificates") in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the related classes of Depositable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

     The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

     Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

     Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee's approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder's letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

     The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

     Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)               AMOUNT               GENERAL PURPOSE                 SOURCE (2)                   FREQUENCY
--------------------   -----------------------------   ----------------   --------------------------------------   ------------
FEES

Master Servicing Fee   One-twelfth of the Stated       Compensation       Amounts on deposit in the Certificate         Monthly
/ Master Servicer      Principal Balance of each                          Account representing payments of
                       mortgage loan multiplied by                        interest and application of
                       the master servicing fee rate                      liquidation proceeds with respect to
                       (3)                                                that mortgage loan

                       -    prepayment interest        Compensation       Interest paid by obligors with respect        Monthly
                            excess                                        to certain prepayments on the mortgage
                                                                          loans.

                       -    All late payment fees,     Compensation       Payments made by obligors with respect   Time to time
                            assumption fees and                           to the mortgage loans
                            other similar charges
                            including prepayment
                            charges

                       -    All investment income      Compensation       Investment income related to the              Monthly
                            earned on amounts on                          Certificate Account and the
                            deposit in the                                Distribution Account
                            Certificate Account and
                            Distribution Account.

                       -    Excess Proceeds (4)        Compensation       Liquidation proceeds and Subsequent      Time to time
                                                                          Recoveries

Trustee Fee (the       One-twelfth of the Trustee      Compensation       Amounts on deposit in the Certificate         Monthly
"Trustee Fee") /       Fee Rate multiplied by the                         Account or the Distribution Account
Trustee                aggregate Stated Principal
                       Balance of the outstanding
                       mortgage loans. (5)

EXPENSES

Insured expenses /     Expenses incurred by the        Reimbursement of   To the extent the expenses are covered   Time to time
Master Servicer        master servicer                 Expenses           by an insurance policy with respect to
                                                                          the mortgage loan

Servicing Advances /   To the extent of funds          Reimbursement of   With respect to each mortgage loan,      Time to time
Master Servicer        available, the amount of any    Expenses           late recoveries of the payments of the
                       Servicing Advances.                                costs and expenses, liquidation
                                                                          proceeds, Subsequent Recoveries,
                                                                          purchase proceeds or repurchase
                                                                          proceeds for that mortgage loan (6)

Indemnification        Amounts for which the           Indemnification    Amounts on deposit on the Certificate         Monthly
expenses / the         sellers, the master servicer                       Account.
sellers, the master    and depositor are entitled to
servicer and the       indemnification (7)
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2007 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, and

     - with respect to loan group 1 and loan group 2, for each Distribution Date during, and the Distribution Date immediately after the Pre-funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Pre-funding Period, any amounts remaining in the Pre-funding Account after the end of the Pre-funding Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

     In the event that Depositable Certificates are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on each related class of Depositable Certificates that has been deposited. In addition, the outstanding Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that has been deposited.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have their respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                     INITIAL         MAXIMUM/MINIMUM      FORMULA FOR CALCULATION
CLASS           PASS-THROUGH RATE   PASS-THROUGH RATE   OF CLASS PASS-THROUGH RATE
-----           -----------------   -----------------   --------------------------
Class 1-A-4..         5.82%           6.00% / 0.50%            LIBOR + 0.50%
Class 1-A-5..         0.18%           5.50% / 0.00%            5.50% - LIBOR

     Class 1-X, Class 2-X and Class 3-X Certificates

     The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.45378% per annum.

     The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.48334% per annum.

     The pass-through rate for the Class 3-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class 3-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.48690% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date,

     - 6.00% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, and

     - 5.50% multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 3 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 5.94085% per annum.

     The Class 1-A-22, Class 1-A-28, Class 1-A-34, Class 2-A-12, Class 2-A-18 and Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-10 and Class 1-A-15 Certificates are accrual certificates. Interest will accrue on the Class 1-A-10 and Class 1-A-15 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 1-A-10 and Class 1-A-15 Certificates until the Accrual Termination Date, which is the earlier of:

          - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

          - the Distribution Date on which the Class Certificate Balance of the Class 1-A-1 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the respective Class Certificate Balances of the Class 1-A-10 and Class 1-A-15 Certificates on the related Distribution Date.

     For each Distribution Date on or prior to the Corridor Contract Termination Date, in addition to the interest entitlement described above, the Class 1-A-4 Certificates will be entitled to receive the yield supplement, if any, amount from payments under the Corridor Contract. See "--The Corridor Contract" in this free writing prospectus.

Allocation of Net Interest Shortfalls

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by (a) the related loan group, with respect to the interest-bearing senior certificates and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the subordinated certificates entitled to receive distributions or accretion of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each such class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls. On each Distribution Date, each outstanding class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related classes of Depositable Certificates that have been deposited.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest of each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACT

     The Class 1-A-4 Certificates will have the benefit of an separate interest rate corridor contract (the "Corridor Contract") with Bank of America, N.A. ("BANA" or the "Corridor Contract Counterparty"), which will be evidenced by a confirmation between the Corridor Contract Counterparty and the trustee (in such capacity, the "supplemental interest trustee") on behalf of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class 1-A-4 Certificates.

     Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that such Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     Beginning with the Distribution Date in April 2007 to and including the Distribution Date in July 2010 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 9.00% over (y) 5.50%, (ii) the Corridor Contract Notional Balance for such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the supplemental interest trustee for the benefit of the supplemental interest trust will be used to pay the Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contract will not be available to make distributions on any class of certificates other than the Class 1-A-4 Certificates.

     The "Corridor Contract Notional Balance" is as described in the following table:

                      CORRIDOR CONTRACT
      MONTH OF             NOTIONAL
 DISTRIBUTION DATE       BALANCE ($)
 -----------------    -----------------
April 2007.........     30,000,000.00
May 2007...........     29,351,848.61
June 2007..........     28,617,323.94
July 2007..........     27,797,210.29
August 2007........     26,892,398.16
September 2007.....     25,903,923.65
October 2007.......     24,832,967.22
November 2007......     24,260,852.13
December 2007......     23,609,042.28
January 2008.......     22,879,139.82
February 2008......     22,072,882.23
March 2008.........     21,192,139.09
April 2008.........     20,238,908.35
May 2008...........     19,302,988.12
June 2008..........     18,384,193.53
July 2008..........     17,482,341.68
August 2008........     16,597,251.60
September 2008.....     15,728,744.28
October 2008.......     14,876,642.60
November 2008......     14,040,771.34

                      CORRIDOR CONTRACT
      MONTH OF             NOTIONAL
 DISTRIBUTION DATE       BALANCE ($)
 -----------------    -----------------
December 2008......     13,220,957.14
January 2009.......     12,417,028.48
February 2009......     11,628,815.68
March 2009.........     10,856,150.87
April 2009.........     10,098,867.98
May 2009...........      9,356,802.68
June 2009..........      8,629,792.43
July 2009..........      7,917,676.39
August 2009........      7,220,295.45
September 2009.....      6,537,492.21
October 2009.......      5,869,110.93
November 2009......      5,214,997.53
December 2009......      4,574,999.60
January 2010.......      3,948,966.32
February 2010......      3,336,748.51
March 2010.........      2,738,198.56
April 2010.........      2,153,170.44
May 2010...........      1,581,519.70
June 2010..........      1,023,103.39
July 2010..........        477,780.13
August 2010........              0.00

     The Corridor Contract is scheduled to remain in effect up to the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval will not be unreasonably withheld, provided the depositor is given notice) and any rating agency, if applicable.

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 1-A-4 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     BANA is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. BANA is a wholly owned indirect subsidiary of Bank of America Corporation, which is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. On January 1, 2006, Bank of America Corporation completed a merger with MBNA Corporation. BANA is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Moody's currently rates BANA's long-term debt as "Aa1" and its short-term debt as "P-1." S&P currently rates the BANA's long-term debt as "AA" and its short-term debt as "A-1+." Fitch currently rates BANA's long-term debt as "AA-" and its short-term debt as "F1+." No assurances can be given that the current ratings of BANA's instruments will be maintained.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

     The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the supplemental interest trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust in the supplemental interest trust, on behalf of the holders of the Class 1-A-4 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the Class 1-A-4 Certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain on deposit in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class 1-A-4 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Countrywide Securities Corporation.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 9.00% over (ii) 5.50%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

 DISCOUNT MORTGAGE    NET MORTGAGE RATE          NON-PO PERCENTAGE OF
LOANS IN LOAN GROUP   FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-------------------   -----------------   ----------------------------------
         1             Less than 6.00%    Net mortgage rate divided by 6.00%
         2             Less than 6.00%    Net mortgage rate divided by 6.00%
         3             Less than 5.50%    Net mortgage rate divided by 5.50%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE          NET MORTGAGE RATE
 LOANS IN LOAN GROUP           FOR MORTGAGE LOAN
---------------------   ------------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.00%
          3             Greater than or equal to 5.50%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%
         2            (6.00% -- net mortgage rate)
                            divided by 6.00%
         3            (5.50% -- net mortgage rate)
                            divided by 5.50%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     1.   the sum of the applicable Non-PO Percentage of

          1. all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          2. the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          3. the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date,

          4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          5. with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          6. all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     2. (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO

          Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     3. with respect to loan group 1 and loan group 2, on the first Distribution Date after the Pre-funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the related Class PO Component.

     Class 1-A-10 and Class 1-A-15 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 1-A-10 and Class 1-A-15 Certificates added to their respective Class Certificate Balances (this is sometimes referred to as the "Class 1-A-10 and Class 1-A-15 Accrual Amount") will be distributed as principal in the following order:

          (1) to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

          (2) concurrently, to the Class 1-A-10 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     Sequentially:

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          (2) to the Class 1-A-16 Certificates, the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero;

          (3)  concurrently,

                    (a) 59.7446583208% in the following order:

                         (i) in an amount up to $1,000 on each Distribution
               Date, in the following order:

                         (1) to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

                         (2) concurrently, to the Class 1-A-10 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (ii) in an amount up to $271,000 on each Distribution
               Date, concurrently, to the Class 1-A-3 and Class 1-A-11 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (iii) in an amount up to $720,000 on each Distribution
               Date, concurrently, to the Class 1-A-2 and Class 1-A-9 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (iv) concurrently, to the Class 1-A-2 and Class 1-A-9
               Certificates, pro rata, the Payment Amount, until their respective Class Certificate Balances are reduced to zero;

                         (v) in an amount up to $748,000 on each Distribution
               Date, to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

                         (vi) concurrently, to the Class 1-A-10 and Class 1-A-15
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (vii) to the Class 1-A-1 Certificates, until its Class
               Certificate Balance is reduced to zero;

                         (viii) concurrently, to the Class 1-A-2 and Class 1-A-9
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (ix) concurrently, to the Class 1-A-3 and Class 1-A-11
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (b) 40.2553416791% in the following order:

                         (i) in an amount up to $1,000 on each Distribution
               Date, to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero;

                         (ii) in an amount up to $59,800 on each Distribution
               Date, concurrently, to the Class 1-A-8 and Class 1-A-14 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (iii) beginning with the Distribution Date in October
               2007, in an amount up to $580,000 on each Distribution Date, in the following order:

                         (1) concurrently, to the Class 1-A-6 and Class 1-A-12 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (2) concurrently, to the Class 1-A-7 and Class 1-A-13 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (iv) to the Class 1-A-4 Certificates, until its Class
               Certificate Balance is reduced to zero;

                         (v) concurrently, to the Class 1-A-6 and Class 1-A-12
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (vi) concurrently, to the Class 1-A-7 and Class 1-A-13
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (vii) concurrently, to the Class 1-A-8 and Class 1-A-14
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

          (4) to the Class 1-A-16 Certificates, without regard to the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     Sequentially:

          (1) to the Class 2-A-6 Certificates, the Group 2 Priority Amount, until its Class Certificate Balance is reduced to zero;

          (2) in an amount up to $1,000 on each Distribution Date, to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

          (3) in an amount up to $403,000 on each Distribution Date, concurrently, to the Class 2-A-3 and Class 2-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (4) in an amount up to $100,000 on each Distribution Date prior to the Distribution Date in June 2007, concurrently, to the Class 2-A-2 and Class 2-A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (5) in an amount up to $1,007,000 on each Distribution Date beginning with the Distribution Date in June 2007, concurrently, to the Class 2-A-2 and Class 2-A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (6) to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

          (7) concurrently, to the Class 2-A-2 and Class 2-A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (8) concurrently, to the Class 2-A-3 and Class 2-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

          (9) to the Class 2-A-6 Certificates, without regard to the Group 2 Priority Amount, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

     - to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 and loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     On each Distribution Date, each Class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount for the related loan group distributed to the related class of Depositable Certificates that has been deposited.

     The capitalized terms used herein shall have the following meanings:

     "Payment Amount" for any Distribution Date will be an amount equal to the product of (i) 0.25 and (ii) the Senior Principal Distribution Amount for loan group 1 available for distribution after distributions pursuant to clause 3(a)(i) to 3(a)(iii) under "Distributions with respect to Loan Group 1."

     "Group 1 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1 and (B) the Group 1 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Prepayment Shift Percentage and (C) the Group 1 Priority Percentage.

     "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-16 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     "Group 2 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2 and (B) the Group 2 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Prepayment Shift Percentage and (C) the Group 2 Priority Percentage.

     "Group 2 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 2-A-6 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 2 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     "Scheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and
(ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such

Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%; provided, however, there will be no increase in the Prepayment Shift Percentage unless both of the following conditions are satisfied with respect to the related loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and


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

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group then the related Prepayment Shift Percentage will be zero.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and


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

     - with respect to loan group 1 and loan group 2, the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period allocated to loan group 1 or loan group 2, as applicable, but not allocated to the related Class PO Component.

provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component) and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component) and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

     For any Distribution Date on and prior to the second Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage


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

          plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

     provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Component) that are not related to that loan group. They are described below:

     1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds from the other loan group or loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and the related notional amount certificates, of that senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of each class of senior certificates in such senior certificate group (other than the related Class PO Component and the related notional amount certificates) exceeds the Non-PO Pool Balance for the related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such


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

Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

     Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     2. Cross-Collateralization due to Disproportionate Principal Payments

     On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the other senior certificate groups (other than the related Class PO Components), so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the senior certificate groups (other than the related Class PO Components) that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and a class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                           Beneficial     Initial Credit        Original
                           Interest in      Enhancement     Applicable Credit
                         Issuing Entity       Level        Support Percentage
                         --------------   --------------   ------------------
Senior Certificates...       95.50%            4.50%               N/A
Class M-1.............        0.65%            3.85%              4.50%
Class M-2.............        0.60%            3.25%              3.85%
Class M-3.............        0.45%            2.80%              3.25%
Class M-4.............        0.60%            2.20%              2.80%
Class M-5.............        0.40%            1.80%              2.20%
Class M-6.............        0.50%            1.30%              1.80%
Class B-1.............        0.20%            1.10%              1.30%
Class B-2.............        0.20%            0.90%              1.10%
Class B-3.............        0.45%            0.45%              0.90%
Class B-4.............        0.25%            0.20%              0.45%
Class B-5.............        0.20%            0.00%              0.20%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

               - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

               - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

               - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

               - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of

     -    the sum of the applicable PO Percentage of:

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     - with respect to loan group 1 and loan group 2, the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period that is allocable to the related Class PO Component.

     On the first Distribution Date following the end of the Pre-funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in that loan group during the Pre-funding Period. The "PO Sublimit" is a portion of the amount deposited in the Pre-funding Account which is equal to $830,435 of which $401,717 and $428,718 will be allocated to loan group 1 and loan group 2, respectively.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first, to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero,

     - second, to the Class 1-A-16 Certificates with respect to loan group 1 and the Class 2-A-6 Certificates with respect to loan group 2, until their respective Class Certificate Balances are reduced to zero; and

     - third, to the senior certificates of the related senior certificate group (other than the related Class PO Component, the Class 1-A-16 Certificates, the Class 2-A-6 Certificates and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-10 and Class 1-A-15 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances, until their Class Certificate Balances are reduced to zero, except that: (i) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2, Class 1-A-3, Class 1-A-6, Class 1-A-7, Class 1-A-8 and Class 1-A-10 Certificates will instead be allocated to the Class 1-A-9, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14 and Class 1-A-15 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero and (ii) any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-2 and Class 2-A-3 Certificates will instead be allocated to the Class 2-A-4 and Class 2-A-5 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

     On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of each then outstanding class of Exchangeable Certificates will also be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited except that (i) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-35, Class 1-A-37 and Class 1-A-39 Certificates will instead be allocated to the Class 1-A-36, Class 1-A-38 and Class 1-A-40 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero and (ii) any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-19 and Class 2-A-21 Certificates will instead be allocated to the Class 2-A-20 and Class 2-A-22 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero. The Class Certificate Balances will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                                                                         ANNEX A

                                THE MORTGAGE POOL

     The following information sets forth certain characteristics of the Initial Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the initial cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the Initial Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the initial cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                          PERCENT                  WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)             LOANS      OUTSTANDING      GROUP 1        ($)       (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  ---------  --------  ---------
5.460 ....................       1     $    435,000.00      0.13%     435,000.00     360        794      79.82
5.500 ....................       1          514,000.00      0.16      514,000.00     360        687      72.00
5.585 ....................       1          579,408.66      0.17      579,408.66     359        704      80.00
5.710 ....................       4        2,431,466.41      0.73      607,866.60     349        677      78.86
5.835 ....................       7        3,603,941.94      1.09      514,848.85     360        699      79.96
5.875 ....................       2        1,670,000.00      0.50      835,000.00     360        670      68.27
5.960 ....................      25       15,626,392.73      4.72      625,055.71     360        708      79.37
6.000 ....................       6        3,577,352.00      1.08      596,225.33     360        695      67.81
6.085 ....................      41       23,503,806.60      7.10      573,263.58     360        701      79.22
6.125 ....................       4        2,304,500.00      0.70      576,125.00     360        680      70.68
6.210 ....................      52       31,823,043.90      9.61      611,981.61     360        706      79.29
6.250 ....................      28       19,078,631.52      5.76      681,379.70     360        693      66.08
6.335 ....................      35       19,891,553.08      6.00      568,330.09     360        705      79.14
6.375 ....................      28       20,925,425.14      6.32      747,336.61     359        708      66.80
6.405 ....................       1          432,000.00      0.13      432,000.00     360        642      87.27
6.460 ....................      28       16,491,632.61      4.98      588,986.88     360        712      79.46
6.485 ....................       1          440,000.00      0.13      440,000.00     360        645      84.62
6.500 ....................      35       31,877,972.44      9.62      910,799.21     359        706      66.21
6.580 ....................       1          592,267.96      0.18      592,267.96     299        781      89.98
6.585 ....................      27       17,064,412.62      5.15      632,015.28     360        699      78.92
6.625 ....................      23       19,248,436.10      5.81      836,888.53     360        721      67.16
6.710 ....................       7        4,952,920.00      1.50      707,560.00     360        718      78.70
6.750 ....................      20       14,901,815.13      4.50      745,090.76     359        706      72.41

                                                          PERCENT                  WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)             LOANS      OUTSTANDING      GROUP 1        ($)       (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  ---------  --------  ---------
6.835 ....................       6        3,180,800.00      0.96      530,133.33     360        693      80.00
6.875 ....................      23       17,816,004.07      5.38      774,608.87     360        703      69.33
6.960 ....................      16       11,202,557.35      3.38      700,159.83     359        719      79.55
7.000 ....................       6        4,157,186.13      1.25      692,864.36     360        700      69.49
7.085 ....................       7        5,519,599.31      1.67      788,514.19     360        704      80.00
7.125 ....................       2        1,760,000.00      0.53      880,000.00     360        676      66.14
7.210 ....................       7        7,389,654.29      2.23    1,055,664.90     359        717      78.11
7.250 ....................       2        1,199,396.00      0.36      599,698.00     360        734      80.00
7.330 ....................       1          544,134.65      0.16      544,134.65     359        688      90.00
7.335 ....................       6        4,339,756.56      1.31      723,292.76     358        712      77.91
7.375 ....................       4        2,515,100.00      0.76      628,775.00     360        687      73.91
7.460 ....................       4        4,049,451.43      1.22    1,012,362.86     358        756      79.42
7.500 ....................       1          999,999.00      0.30      999,999.00     359        682      74.35
7.585 ....................       5        2,742,985.31      0.83      548,597.06     358        705      79.91
7.625 ....................       3        1,971,506.00      0.60      657,168.67     358        714      79.48
7.710 ....................       1          699,600.00      0.21      699,600.00     358        700      80.00
7.750 ....................       2        1,160,000.00      0.35      580,000.00     359        703      80.00
7.875 ....................       3        3,732,509.00      1.13    1,244,169.67     360        684      71.37
8.000 ....................       1          804,459.87      0.24      804,459.87     359        698      70.00
8.125 ....................       1          998,000.00      0.30      998,000.00     360        790      66.98
8.210 ....................       1          490,197.00      0.15      490,197.00     360        776      80.00
8.500 ....................       1        1,404,000.00      0.42    1,404,000.00     358        676      72.00
8.710 ....................       1          623,178.00      0.19      623,178.00     360        726      75.97
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (net of such premiums) was approximately 6.553% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.710% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF CURRENT             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
MORTGAGE LOAN                MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)        LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------      ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 ..      61     $ 26,621,211.71      8.04%     436,413.31    6.598      359        693      76.86
450,000.01 - 500,000.00 ..      91       43,433,170.02     13.11      477,287.58    6.614      359        703      75.91
500,000.01 - 550,000.00 ..      73       38,394,521.68     11.59      525,952.35    6.607      360        708      77.92
550,000.01 - 600,000.00 ..      61       35,236,253.45     10.64      577,643.50    6.747      358        700      77.03
600,000.01 - 650,000.00 ..      48       30,272,740.83      9.14      630,682.10    6.719      360        711      77.15
650,000.01 - 700,000.00 ..      21       14,096,687.85      4.26      671,270.85    6.800      359        705      77.03
700,000.01 - 750,000.00 ..      14       10,241,773.85      3.09      731,555.28    6.650      360        705      73.36
750,000.01 -
   1,000,000.00 ..........      58       51,482,189.68     15.54      887,623.96    6.724      360        713      71.59
1,000,000.01 -
   1,500,000.00 ..........      40       51,209,554.97     15.46    1,280,238.87    6.816      360        705      69.22
1,500,000.01 -
   2,000,000.00 ..........       9       16,045,132.33      4.84    1,782,792.48    7.004      360        697      73.19
Above 2,000,000.01 .......       6       14,232,816.44      4.30    2,372,136.07    6.567      359        727      68.75
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $687,274.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                     MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES            LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------          ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
619 and Below.............       3     $  1,593,166.64      0.48%    531,055.55     6.548      359        614      72.69
620 - 639.................      29       16,632,913.89      5.02     573,548.75     6.539      358        631      75.18
640 - 659.................      43       27,643,671.41      8.34     642,876.08     6.551      358        649      73.48
660 - 679.................      55       38,903,252.46     11.74     707,331.86     6.781      360        672      73.93
680 - 699.................     109       77,230,132.88     23.31     708,533.33     6.686      360        689      73.51
700 - 719.................      90       60,935,648.23     18.39     677,062.76     6.713      360        709      74.63
720 and Above.............     153      108,327,267.30     32.70     708,021.35     6.769      359        756      74.83
                               ---     ---------------    ------
   TOTAL..................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 706.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM               LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------             ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Full/Alternative..........     109     $ 78,234,039.81     23.62%    717,743.48     6.586      358        671      73.48
Preferred.................      11        6,827,978.42      2.06     620,725.31     6.520      360        720      74.66
Reduced...................     362      246,204,034.58     74.32     680,121.64     6.754      360        717      74.52
                               ---     ---------------    ------
   TOTAL..................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL            MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------    ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less.............      10     $  8,342,777.39      2.52%     834,277.74    6.422      360        698      45.27
50.01 - 55.00.............       9        6,947,718.36      2.10      771,968.71    6.638      356        701      52.92
55.01 - 60.00.............      15       10,140,086.13      3.06      676,005.74    6.584      357        706      58.14
60.01 - 65.00.............      22       19,921,139.81      6.01      905,506.36    6.484      360        708      62.82
65.01 - 70.00.............      48       50,774,259.83     15.33    1,057,797.08    6.694      360        712      68.63
70.01 - 75.00.............      56       41,711,905.36     12.59      744,855.45    6.743      359        693      73.65
75.01 - 80.00.............     306      185,313,064.62     55.94      605,598.25    6.741      360        708      79.58
80.01 - 85.00.............       5        2,559,541.41      0.77      511,908.28    6.991      359        677      84.42
85.01 - 90.00.............      10        5,071,519.61      1.53      507,151.96    7.084      352        699      89.38
90.01 - 95.00.............       1          484,040.29      0.15      484,040.29    6.250      359        630      95.00
                               ---     ---------------    ------
   TOTAL..................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 74.28%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL COMBINED   MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------  ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less.............       9     $  7,517,777.39      2.27%     835,308.60    6.427      360        703      44.75
50.01 - 55.00.............       8        5,617,718.36      1.70      702,214.80    6.581      355        699      52.85
55.01 - 60.00.............      14       10,427,586.13      3.15      744,827.58    6.622      357        704      57.53
60.01 - 65.00.............      19       16,915,787.00      5.11      890,304.58    6.468      360        702      62.19
65.01 - 70.00.............      45       46,524,612.64     14.04    1,033,880.28    6.689      360        714      68.36
70.01 - 75.00.............      42       30,552,554.31      9.22      727,441.77    6.703      360        693      73.54
75.01 - 80.00.............     145       96,045,213.39     28.99      662,380.78    6.650      359        700      78.53
80.01 - 85.00.............      12        7,125,050.49      2.15      593,754.21    7.053      360        691      78.65
85.01 - 90.00.............      53       31,747,292.55      9.58      599,005.52    6.684      359        702      80.29
90.01 - 95.00.............      36       23,989,932.72      7.24      666,387.02    6.923      360        703      78.17
95.01 - 100.00............      99       54,802,527.83     16.54      553,560.89    6.856      360        726      79.66
                               ---     ---------------    ------
   TOTAL..................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 80.11%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                         LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                       ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Arizona ..................      11     $  8,133,365.93      2.46%     739,396.90    6.774      360        681      77.91
California ...............     176      122,884,388.30     37.10      698,206.75    6.638      359        707      74.04
Florida ..................      32       23,408,577.40      7.07      731,518.04    6.778      359        709      72.77
Hawaii ...................       6        6,906,600.00      2.08    1,151,100.00    7.004      359        740      73.90
Illinois .................      11        7,029,051.72      2.12      639,004.70    6.953      360        714      77.60
Maryland .................      20       12,530,290.82      3.78      626,514.54    6.705      359        690      77.61
Massachusetts ............      12        8,037,283.76      2.43      669,773.65    6.550      356        722      73.94
Nevada ...................      14        7,789,293.03      2.35      556,378.07    6.623      360        709      78.48
New Jersey ...............      27       1,908,8506.20      5.76      706,981.71    6.874      358        699      73.16
New York .................      35       26,770,118.61      8.08      764,860.53    6.755      358        718      72.24
Oregon ...................      11        7,964,180.20      2.40      724,016.38    6.690      359        685      71.70
Texas ....................      17       10,709,051.67      3.23      629,944.22    6.601      360        720      76.78
Utah .....................       9        6,836,652.34      2.06      759,628.04    7.088      359        700      75.69
Virginia .................      14        8,042,864.51      2.43      574,490.32    6.670      360        702      78.38
Washington ...............      14        7,222,445.07      2.18      515,888.93    6.561      360        705      77.60
Other (less than 2%) .....      73       47,913,383.25     14.46      656,347.72    6.728      360        698      73.13
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) The Other row in the preceding table includes 25 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.972% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                  LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Refinance (Cash-Out) .....     171     $122,787,554.04     37.07%    718,055.87     6.635      359       690       71.84
Purchase .................     213      141,244,048.09     42.64     663,117.60     6.739      360       720       76.74
Refinance (Rate/Term) ....      98       67,234,450.68     20.30     686,065.82     6.785      358       706       73.55
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                 LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------               ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
2 to 4 Family Residence ..      19     $ 16,184,485.98      4.89%    851,815.05     7.140      357        716      76.56
High-rise Condominium ....      26       17,498,765.70      5.28     673,029.45     6.633      360        737      75.19
Low-rise Condominium .....      16        8,973,278.86      2.71     560,829.93     7.027      359        723      78.13
Planned Unit
   Development ...........     107       74,777,934.96     22.57     698,859.21     6.687      360        704      74.24
Single Family Residence ..     314      213,831,587.31     64.55     680,992.32     6.679      359        703      73.88
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------              ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Investment Property ......      35     $ 25,593,823.03      7.73%    731,252.09     6.878      360        727      73.92
Primary Residence ........     417      280,275,995.61     84.61     672,124.69     6.694      359        704      74.65
Secondary Residence ......      30       25,396,234.17      7.67     846,541.14     6.714      360        708      70.54
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT                                      WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT    FICO     LOAN-TO-
REMAINING TERM               MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)          LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)    SCORE   RATIO (%)
--------------------        ---------  ---------------  ----------  ------------  --------  --------  ---------
360 ......................     389     $261,839,038.00     79.04%     673,108.07    6.646      707      74.30
359 ......................      58       43,039,525.55     12.99      742,060.79    6.817      704      74.60
358 ......................      20       14,284,259.24      4.31      714,212.96    7.207      689      73.68
357 ......................       5        3,761,643.05      1.14      752,328.61    7.509      711      75.69
356 ......................       2        1,792,623.37      0.54      896,311.69    7.795      742      80.00
355 ......................       1          565,765.16      0.17      565,765.16    6.625      650      75.77
354 ......................       1        2,636,116.44      0.80    2,636,116.44    6.750      689      66.25
353 ......................       1          839,317.35      0.25      839,317.35    7.250      759      80.00
351 ......................       1          554,496.69      0.17      554,496.69    6.750      660      63.43
300 ......................       3        1,361,000.00      0.41      453,666.67    6.291      645      63.63
299 ......................       1          592,267.96      0.18      592,267.96    7.000      781      89.98
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD         MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                      LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------        ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
0 ........................     263     $171,920,694.60     51.90%    653,690.85     6.644      359        700      73.58
120 ......................     219      159,345,358.21     48.10     727,604.38     6.782      360        712      75.03
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE            MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)               LOANS      OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
0 ........................     465     $320,188,045.33     96.66%    688,576.44     6.713      359       706       74.22
8 ........................       1          993,920.00      0.30     993,920.00     7.000      359       750       80.00
12 .......................       2        1,065,000.00      0.32     532,500.00     6.986      359       685       73.00
36 .......................       4        2,987,600.48      0.90     746,900.12     6.621      359       715       75.54
60 .......................      10        6,031,487.00      1.82     603,148.70     6.496      360       700       75.88
                               ---     ---------------    ------
   TOTAL .................     482     $331,266,052.81    100.00%
                               ===     ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                          PERCENT                  WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)             LOANS      OUTSTANDING      GROUP 2        ($)       (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  ---------  --------  ---------
5.335 ....................       1     $  1,240,000.00      0.42%   1,240,000.00     360        700       80.00
5.585 ....................       2          963,800.00      0.32      481,900.00     360        669       79.27
5.710 ....................       1        2,000,000.00      0.67    2,000,000.00     360        751       80.00
5.750 ....................       1          612,765.00      0.21      612,765.00     360        670       45.39
5.835 ....................      12        7,164,725.00      2.41      597,060.42     360        692       79.22
5.875 ....................       3        2,417,900.00      0.81      805,966.67     360        676       59.16
5.960 ....................      14        7,594,570.00      2.55      542,469.29     360        693       79.44
6.000 ....................       4        2,636,700.00      0.89      659,175.00     360        690       60.35
6.085 ....................      39       24,849,681.00      8.35      637,171.31     360        708       79.01
6.095 ....................       1          470,000.00      0.16      470,000.00     357        657       82.72
6.125 ....................       4        2,763,500.00      0.93      690,875.00     360        671       71.82
6.210 ....................      34       21,237,865.61      7.13      624,643.11     360        697       79.16
6.250 ....................      24       18,646,037.00      6.26      776,918.21     360        707       69.22
6.335 ....................      30       17,523,630.00      5.89      584,121.00     360        708       79.19
6.375 ....................      27       18,527,933.36      6.22      686,219.75     360        699       66.93
6.460 ....................      32       18,577,578.11      6.24      580,549.32     360        707       79.30
6.470 ....................       1          467,500.00      0.16      467,500.00     360        729       86.57
6.500 ....................      31       23,113,633.93      7.76      745,601.09     360        720       69.45
6.585 ....................      38       22,621,082.74      7.60      595,291.65     360        704       79.36
6.625 ....................      25       25,311,303.00      8.50    1,012,452.12     360        710       67.31
6.710 ....................       9        4,683,536.87      1.57      520,392.99     360        708       79.46
6.750 ....................      15        9,428,813.64      3.17      628,587.58     360        721       69.46
6.835 ....................       7        3,602,900.00      1.21      514,700.00     360        676       78.96
6.875 ....................      15       12,145,349.47      4.08      809,689.96     360        682       72.42
6.960 ....................       4        3,664,000.00      1.23      916,000.00     360        740       80.00
7.000 ....................       4        2,619,200.00      0.88      654,800.00     360        734       61.78
7.085 ....................       3        1,800,000.00      0.60      600,000.00     360        722       80.00
7.125 ....................       3        2,836,088.38      0.95      945,362.79     359        712       64.01
7.210 ....................       6        4,266,998.00      1.43      711,166.33     360        702       78.92
7.250 ....................       2        2,645,000.00      0.89    1,322,500.00     360        686       70.95
7.335 ....................       3        1,757,600.00      0.59      585,866.67     360        705       80.00

                                                          PERCENT                  WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)             LOANS      OUTSTANDING      GROUP 2        ($)       (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  ---------  --------  ---------
7.375 ....................       3        1,935,977.13      0.65      645,325.71     360        675       66.59
7.460 ....................       6        3,194,455.36      1.07      532,409.23     359        721       79.42
7.500 ....................       6        4,221,340.23      1.42      703,556.71     359        680       75.19
7.585 ....................       8        5,055,966.40      1.70      631,995.80     360        717       78.96
7.625 ....................       1          625,000.00      0.21      625,000.00     358        764      100.00
7.710 ....................       5        2,608,190.58      0.88      521,638.12     359        715       80.00
7.750 ....................       1          650,000.00      0.22      650,000.00     360        678       69.52
7.835 ....................       2        1,502,601.18      0.50      751,300.59     359        720       80.00
7.875 ....................       3        2,299,671.50      0.77      766,557.17     358        699       71.89
7.960 ....................       1          540,000.00      0.18      540,000.00     359        719       80.00
8.000 ....................       5        3,964,109.76      1.33      792,821.95     359        702       73.83
8.125 ....................       1          533,000.00      0.18      533,000.00     357        778       65.00
8.210 ....................       1          565,257.36      0.19      565,257.36     359        646       79.93
8.875 ....................       1          878,961.34      0.30      878,961.34     352        693       70.40
8.960 ....................       1          516,000.00      0.17      516,000.00     359        763       80.00
9.000 ....................       1          482,000.00      0.16      482,000.00     360        708       66.94
                               ---     ---------------    ------
  TOTAL ..................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 6.566% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 6.720% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF                     INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
CURRENT MORTGAGE LOAN        MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)        LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------      ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 ..      43     $ 18,618,619.55      6.25%     432,991.15    6.609      360        705      76.37
450,000.01 - 500,000.00 ..      90       42,613,632.00     14.31      473,484.80    6.719      360        694      75.94
500,000.01 - 550,000.00 ..      65       34,225,218.78     11.49      526,541.83    6.742      360        704      75.92
550,000.01 - 600,000.00 ..      67       38,456,003.13     12.92      573,970.20    6.755      360        705      78.03
600,000.01 - 650,000.00 ..      52       32,826,622.50     11.02      631,281.20    6.864      360        702      75.77
650,000.01 - 700,000.00 ..      21       14,401,854.32      4.84      685,802.59    6.703      360        690      74.81
700,000.01 - 750,000.00 ..      14       10,217,151.18      3.43      729,796.51    6.750      360        694      77.52
750,000.01 -
   1,000,000.00 ..........      51       44,798,267.91     15.04      878,397.41    6.846      359        705      71.35
1,000,000.01 -
   1,500,000.00 ..........      24       30,737,165.58     10.32    1,280,715.23    6.466      360        709      67.27
1,500,000.01 -
   2,000,000.00 ..........       8       14,121,287.00      4.74    1,765,160.88    6.698      360        717      76.42
Above 2,000,000.01 .......       6       16,746,400.00      5.62    2,791,066.67    6.589      360        743      70.88
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $675,198.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                     MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES            LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------          ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
619 and Below ............       2     $  1,572,340.23      0.53%    786,170.12     7.228      359       609       78.70
620 - 639 ................      40       23,027,841.31      7.73     575,696.03     6.587      360       630       75.94
640 - 659 ................      34       18,733,907.36      6.29     550,997.28     6.537      360       650       75.84
660 - 679 ................      57       36,867,664.01     12.38     646,801.12     6.806      360       670       73.24
680 - 699 ................      97       67,336,356.52     22.61     694,189.24     6.666      360       689       72.18
700 - 719 ................      71       45,408,861.00     15.25     639,561.42     6.842      360       709       76.06
720 and Above ............     140      104,815,251.52     35.20     748,680.37     6.727      360       754       74.76
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 705.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM               LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------             ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Full/Alternative .........     101     $ 67,746,055.16     22.75%    670,753.02     6.506      360        669      73.22
Preferred ................      10        5,698,955.00      1.91     569,895.50     6.468      360        751      75.58
Reduced ..................     330      224,317,211.79     75.33     679,749.13     6.791      360        715      74.68
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL            MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------    ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less ............      10     $  7,434,765.00      2.50%     743,476.50    6.344      360        703       41.80
50.01 - 55.00 ............       9        9,041,400.00      3.04    1,004,600.00    6.687      360        718       53.21
55.01 - 60.00 ............      12        9,303,466.26      3.12      775,288.86    6.410      360        689       57.34
60.01 - 65.00 ............      26       19,705,404.13      6.62      757,900.16    6.617      360        708       63.19
65.01 - 70.00 ............      44       35,055,176.59     11.77      796,708.56    6.686      360        700       68.95
70.01 - 75.00 ............      49       38,865,312.08     13.05      793,169.63    6.843      359        706       73.72
75.01 - 80.00 ............     270      167,300,173.89     56.19      619,630.27    6.752      360        707       79.65
80.01 - 85.00 ............      10        5,199,650.00      1.75      519,965.00    6.475      360        670       84.12
85.01 - 90.00 ............       9        4,806,474.00      1.61      534,052.67    6.738      360        680       88.86
90.01 - 95.00 ............       1          425,400.00      0.14      425,400.00    6.125      360        646       91.48
95.01 - 100.00 ...........       1          625,000.00      0.21      625,000.00    7.625      358        764      100.00
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 74.37%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL COMBINED   MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------  ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less ............       9     $  6,822,000.00      2.29%    758,000.00     6.398      360        706      41.47
50.01 - 55.00 ............       7        6,749,165.00      2.27     964,166.43     6.525      360        734      53.02
55.01 - 60.00 ............      11        8,303,466.26      2.79     754,860.57     6.339      360        685      57.56
60.01 - 65.00 ............      24       18,702,404.13      6.28     779,266.84     6.565      360        701      62.59
65.01 - 70.00 ............      32       24,488,939.59      8.22     765,279.36     6.648      360        703      68.55
70.01 - 75.00 ............      33       24,243,862.91      8.14     734,662.51     6.884      359        699      73.65
75.01 - 80.00 ............     139       94,102,518.25     31.60     676,996.53     6.671      360        708      78.15
80.01 - 85.00 ............      24       14,157,050.00      4.75     589,877.08     6.639      360        680      78.31
85.01 - 90.00 ............      71       47,899,010.54     16.09     674,633.95     6.685      360        698      78.82
90.01 - 95.00 ............      17        9,870,104.36      3.31     580,594.37     7.095      359        693      78.80
95.01 - 100.00 ...........      74       42,423,700.91     14.25     573,293.26     6.984      360        722      79.53
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 80.26%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                         LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                       ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Arizona ..................      15     $  9,112,380.88      3.06%     607,492.06    6.913      360        697      75.34
California ...............     178      108,820,134.48     36.55      611,349.07    6.682      360        707      74.97
Connecticut ..............       6        6,191,836.20      2.08    1,031,972.70    6.864      360        688      73.89
Florida ..................      24       17,760,792.64      5.96      740,033.03    6.641      360        717      72.99
Hawaii ...................       9        9,359,277.13      3.14    1,039,919.68    6.560      360        713      74.42
Illinois .................      18       11,599,537.65      3.90      644,418.76    7.177      360        696      73.44
Maryland .................      19       11,361,127.00      3.82      597,954.05    6.529      360        666      74.60
Nevada ...................      15       10,481,530.32      3.52      698,768.69    6.848      360        702      77.21
New Jersey ...............      18       12,882,686.87      4.33      715,704.83    6.707      360        690      76.76
New York .................      25       20,346,919.26      6.83      813,876.77    6.535      360        719      72.13
South Carolina ...........       5        6,436,998.00      2.16    1,287,399.60    6.556      360        733      65.93
Texas ....................      12       10,526,239.58      3.54      877,186.63    6.835      360        711      72.53
Virginia .................      12        6,723,157.00      2.26      560,263.08    6.652      360        708      79.25
Washington ...............      12        7,197,552.00      2.42      599,796.00    6.518      360        704      73.50
Other (less than 2%) .....      73       48,962,052.94     16.44      670,713.05    6.836      360        702      74.22
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) The Other row in the preceding table includes 23 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 1.528% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                        PERCENT OF                           WEIGHTED             WEIGHTED
                                                          INITIAL      AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF      AGGREGATE     MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL      LOANS IN      BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                  LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Refinance (Cash-Out) .....     178     $111,427,530.65     37.42%    625,997.36     6.691      360        696      72.66
Purchase .................     169      125,091,700.04     42.01     740,187.57     6.696      360        716      76.63
Refinance (Rate/Term) ....      94       61,242,991.26     20.57     651,521.18     6.824      360        699      72.85
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                 LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------               ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
2 to 4 Family Residence ..      19     $ 13,813,010.00      4.64%    727,000.53     6.552      360        707      74.12
Cooperative ..............       1          577,000.00      0.19     577,000.00     6.375      360        818      74.94
High-rise Condominium ....      25       18,855,346.41      6.33     754,213.86     6.604      360        735      73.81
Low-rise Condominium .....      19       10,372,915.65      3.48     545,942.93     6.947      360        729      76.94
Planned Unit
   Development ...........      97       68,703,513.57     23.07     708,283.65     6.690      360        702      74.49
Single Family Residence ..     280      185,440,436.32     62.28     662,287.27     6.744      360        701      74.25
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------              ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Investment Property ......      31     $ 20,170,379.87      6.77%    650,657.42     6.766      360        725      70.90
Primary Residence ........     388      261,850,770.54     87.94     674,873.12     6.709      360        703      74.82
Secondary Residence ......      22       15,741,071.54      5.29     715,503.25     6.852      360        705      71.29
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT                                      WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT    FICO     LOAN-TO-
REMAINING TERM               MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)          LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)    SCORE   RATIO (%)
--------------------        ---------  ---------------  ----------  ------------  --------  --------  ---------
360 ......................     372     $255,860,191.00     85.93%    687,796.21     6.633      706      74.27
359 ......................      49       28,318,439.42      9.51     577,927.34     7.106      692      75.10
358 ......................      13        8,188,841.56      2.75     629,910.89     7.291      709      75.60
357 ......................       6        4,515,788.63      1.52     752,631.44     7.784      728      73.74
352 ......................       1          878,961.34      0.30     878,961.34     8.875      693      70.40
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD         MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                      LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------        ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
0 ........................     213     $154,440,469.21     51.87%    725,072.63     6.670      360       703       73.24
120 ......................     228      143,321,752.74     48.13     628,604.18     6.774      360       707       75.58
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE            MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)               LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
0 ........................     425     $288,242,617.90     96.80%    678,217.92     6.717      360       705       74.32
36 .......................       4        2,423,500.00      0.81     605,875.00     7.556      359       702       73.10
60 .......................      12        7,096,104.05      2.38     591,342.00     6.566      360       711       76.61
                               ---     ---------------    ------
   TOTAL .................     441     $297,762,221.95    100.00%
                               ===     ===============    ======

                                  LOAN GROUP 3

                                MORTGAGE RATES(1)

                                                          PERCENT                  WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)             LOANS      OUTSTANDING      GROUP 3        ($)       (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  ---------  --------  ---------
5.335 ....................       1      $   561,922.70      0.56%     561,922.70     177        689       80.00
5.375 ....................       1          532,183.48      0.53      532,183.48      94        769       66.05
5.585 ....................       5        2,881,670.23      2.88      576,334.05     177        728       78.96
5.625 ....................       1          665,232.11      0.67      665,232.11     178        629       55.83
5.710 ....................       3        1,555,860.14      1.56      518,620.05     178        717       79.50
5.750 ....................       2          962,466.33      0.96      481,233.17     147        687       64.62
5.835 ....................       5        2,672,843.62      2.67      534,568.72     179        709       80.00
5.875 ....................      13       11,368,987.06     11.37      874,537.47     179        722       56.13
5.960 ....................       4        2,538,361.54      2.54      634,590.39     179        734       78.38
5.999 ....................       1          543,125.82      0.54      543,125.82     179        649       48.44
6.000 ....................      24       19,988,865.30     20.00      832,869.39     177        714       61.21
6.085 ....................       7        3,801,345.21      3.80      543,049.32     169        720       78.17
6.125 ....................       7        4,700,555.94      4.70      671,507.99     179        673       59.55
6.210 ....................       8        5,585,381.12      5.59      698,172.64     178        726       78.34
6.250 ....................      18       13,134,546.14     13.14      729,697.01     174        716       58.64
6.335 ....................       4        2,587,030.83      2.59      646,757.71     179        681       76.26
6.375 ....................      12        8,385,080.93      8.39      698,756.74     178        721       61.33
6.460 ....................       2        2,273,915.44      2.28    1,136,957.72     177        730       80.00
6.500 ....................       4        1,950,251.12      1.95      487,562.78     164        678       61.44
6.585 ....................       1          897,129.56      0.90      897,129.56     179        667       75.00
6.625 ....................       5        3,639,590.68      3.64      727,918.14     177        734       67.87
6.710 ....................       2        2,593,038.87      2.59    1,296,519.44     179        724       75.32
6.750 ....................       1          620,867.25      0.62      620,867.25     176        681       57.27
6.875 ....................       6        5,510,739.84      5.51      918,456.64     177        703       62.08
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 3 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 (net of such premiums) was approximately 6.165% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 was approximately 6.246% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF                     INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
CURRENT MORTGAGE LOAN        MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)        LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------      ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 ..      13      $ 5,669,614.49      5.67%     436,124.19    6.213      173        691      70.67
450,000.01 - 500,000.00 ..      21       10,027,744.80     10.03      477,511.66    6.244      176        710      70.63
500,000.01 - 550,000.00 ..      18        9,556,728.69      9.56      530,929.37    6.153      168        721      62.82
550,000.01 - 600,000.00 ..      17        9,861,958.95      9.87      580,115.23    6.253      178        713      66.99
600,000.01 - 650,000.00 ..      15        9,528,792.09      9.53      635,252.81    6.274      178        700      70.85
650,000.01 - 700,000.00 ..       8        5,456,392.80      5.46      682,049.10    6.271      179        706      53.09
700,000.01 - 750,000.00 ..       6        4,400,795.10      4.40      733,465.85    6.105      179        730      57.81
750,000.01 -
   1,000,000.00 ..........      17       15,228,609.60     15.24      895,800.56    6.255      175        720      65.19
1,000,000.01 -
   1,500,000.00 ..........      18       23,350,392.83     23.36    1,297,244.05    6.250      179        715      63.32
1,500,000.01 -
   2,000,000.00 ..........       4        6,869,961.91      6.87    1,717,490.48    6.398      178        716      66.44
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 3 was approximately $729,569.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                     MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES            LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------          ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
619 and Below ............       2      $ 1,184,815.94      1.19%    592,407.97     6.070      178        609      50.35
620 - 639 ................       8        5,179,873.21      5.18     647,484.15     6.249      172        632      66.41
640 - 659 ................       9        5,394,862.99      5.40     599,429.22     6.309      179        651      64.94
660 - 679 ................      22       14,621,607.56     14.63     664,618.53     6.279      177        670      66.46
680 - 699 ................      27       21,025,995.81     21.04     778,740.59     6.224      175        690      66.09
700 - 719 ................      14        9,778,669.89      9.78     698,476.42     6.245      178        706      63.89
720 and Above ............      55       42,765,165.86     42.79     777,548.47     6.243      176        761      64.93
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 3 was approximately 713.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM               LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------             ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Full/Alternative .........      17      $12,310,165.89     12.32%    724,127.41     6.170      176        683      66.32
No Income/No Asset .......       7        3,774,604.83      3.78     539,229.26     6.336      171        707      53.78
No Ratio .................      14        9,912,658.96      9.92     708,047.07     6.337      170        717      64.45
Preferred ................       3        1,753,334.32      1.75     584,444.77     5.991      176        786      78.33
Reduced ..................      87       66,183,989.02     66.22     760,735.51     6.232      178        718      65.91
Stated Income/Stated
   Asset .................       9        6,016,238.24      6.02     668,470.92     6.425      175        703      59.64
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL            MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------    ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less ............      21      $14,818,833.78     14.83%    705,658.75     6.157      177        712      43.70
50.01 - 55.00 ............      10        7,319,841.23      7.32     731,984.12     6.079      178        707      53.56
55.01 - 60.00 ............      12        9,608,121.89      9.61     800,676.82     6.160      179        726      58.13
60.01 - 65.00 ............      16       13,594,171.69     13.60     849,635.73     6.141      179        687      62.80
65.01 - 70.00 ............      22       19,013,283.11     19.02     864,240.14     6.260      173        734      68.63
70.01 - 75.00 ............      22       14,025,420.18     14.03     637,519.10     6.414      172        704      73.92
75.01 - 80.00 ............      32       20,683,235.67     20.69     646,351.11     6.355      178        716      79.46
85.01 - 90.00 ............       2          888,083.71      0.89     444,041.86     6.198      179        661      90.00
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 3 was approximately 65.20%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 3 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL COMBINED   MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------  ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------

50.00 or Less ............      21      $14,818,833.78     14.83%    705,658.75     6.157      177        712      43.70
50.01 - 55.00 ............       7        5,478,918.73      5.48     782,702.68     6.112      177        706      53.28
55.01 - 60.00 ............      11        8,108,121.89      8.11     737,101.99     6.120      179        724      58.00
60.01 - 65.00 ............      18       14,692,594.19     14.70     816,255.23     6.129      179        687      62.14
65.01 - 70.00 ............      21       17,874,048.93     17.88     851,145.19     6.201      173        737      67.96
70.01 - 75.00 ............      22       13,870,790.62     13.88     630,490.48     6.362      172        708      72.84
75.01 - 80.00 ............      29       20,850,340.86     20.86     718,977.27     6.410      178        717      78.11
85.01 - 90.00 ............       6        3,198,187.40      3.20     533,031.23     6.263      179        671      80.00
95.01 - 100.00 ...........       2        1,059,154.86      1.06     529,577.43     6.766      177        749      80.00
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 3 was approximately 66.36%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 3 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                         LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                       ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
California ...............      28     $22,128,775.54      22.14%     790,313.41    6.191      179        720      65.27
Colorado .................       4       2,601,025.66       2.60      650,256.42    6.673      178        759      55.94
Florida ..................      16      10,561,644.97      10.57      660,102.81    6.264      178        714      61.81
Georgia ..................       5       2,792,797.26       2.79      558,559.45    6.087      158        692      66.66
Illinois .................       5       4,769,338.09       4.77      953,867.62    6.285      177        718      69.54
Maryland .................       5       2,985,819.99       2.99      597,164.00    6.170      179        697      75.86
Missouri .................       3       2,240,950.96       2.24      746,983.65    6.342      179        698      68.44
Nevada ...................       3       3,965,495.31       3.97    1,321,831.77    6.673      179        713      70.58
New Jersey ...............      14      10,414,335.58      10.42      743,881.11    6.333      179        694      64.18
New York .................       4       4,849,079.74       4.85    1,212,269.94    6.017      179        723      65.43
North Carolina ...........       3       2,304,361.56       2.31      768,120.52    6.275      179        762      66.11
Ohio .....................       2       2,146,462.16       2.15    1,073,231.08    6.061      178        684      61.91
Pennsylvania .............       4       2,786,510.54       2.79      696,627.64    6.338      170        684      64.29
Texas ....................      12       8,215,296.43       8.22      684,608.04    6.280      171        718      63.94
Virginia .................       4       2,399,128.36       2.40      599,782.09    6.216      179        735      59.14
Other (less than 2%) .....      25      14,789,969.11      14.80      591,598.76    6.152      173        708      66.22
                               ---     --------------     ------
   TOTAL .................     137     $99,950,991.26     100.00%
                               ===     ==============     ======

----------
(1) The Other row in the preceding table includes 15 other states with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 2.484% of the Initial Mortgage Loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                  LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Refinance (Cash-Out) .....      61      $44,699,111.03     44.72%    732,772.31     6.271      177       712       64.85
Purchase .................      37       27,664,698.15     27.68     747,694.54     6.202      176       729       68.68
Refinance (Rate/Term) ....      39       27,587,182.08     27.60     707,363.64     6.250      175       699       62.28
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                 LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------               ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
2 to 4 Family Residence ..       1      $   586,791.76      0.59%    586,791.76     6.250      179        696      58.88
High-rise Condominium ....      14       11,333,295.23     11.34     809,521.09     6.255      179        748      70.74
Low-rise Condominium .....       4        2,383,501.29      2.38     595,875.32     6.368      177        681      63.63
Planned Unit
   Development ...........      37       26,362,706.74     26.38     712,505.59     6.298      175        710      64.25
Single Family Residence ..      81       59,284,696.24     59.31     731,909.83     6.217      176        709      64.69
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                             MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------              ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
Investment Property ......      11      $ 6,244,741.05      6.25%    567,703.73     6.257      179        763      67.13
Primary Residence ........     113       82,089,671.76     82.13     726,457.27     6.244      176        707      65.62
Secondary Residence ......      13       11,616,578.45     11.62     893,582.96     6.258      179        729      61.17
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT                                      WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE    CURRENT     FICO     LOAN-TO-
REMAINING TERM               MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)          LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)    SCORE   RATIO (%)
--------------------        ---------  ---------------  ----------  ------------  --------  --------  ---------
180 ......................      35      $24,505,563.79     24.52%     700,158.97    6.323      716      66.05
179 ......................      40       31,264,099.35     31.28      781,602.48    6.188      713      62.44
178 ......................      41       28,997,241.99     29.01      707,249.80    6.180      712      66.16
177 ......................       5        3,659,147.98      3.66      731,829.60    6.153      726      71.78
176 ......................       1          620,867.25      0.62      620,867.25    6.750      681      57.27
175 ......................       2        2,262,308.25      2.26    1,131,154.13    6.788      703      69.86
174 ......................       3        2,717,213.24      2.72      905,737.75    6.742      681      65.49
170 ......................       1          946,391.60      0.95      946,391.60    6.375      705      70.00
169 ......................       1          585,549.92      0.59      585,549.92    5.875      782      75.00
165 ......................       1          638,879.41      0.64      638,879.41    6.375      733      75.00
161 ......................       1          447,175.41      0.45      447,175.41    6.250      685      54.01
119 ......................       3        1,453,672.95      1.45      484,557.65    6.198      676      74.03

                                                          PERCENT                                      WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE    CURRENT     FICO     LOAN-TO-
REMAINING TERM               MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)          LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)    SCORE   RATIO (%)
--------------------        ---------  ---------------  ----------  ------------  --------  --------  ---------
118 ......................       1          533,392.41      0.53      533,392.41    6.000      770      28.42
115 ......................       1          787,304.23      0.79      787,304.23    6.250      685      67.51
94 .......................       1          532,183.48      0.53      532,183.48    5.375      769      66.05
                               ---      --------------    ------
   TOTAL .................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 3 was approximately 176 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD         MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                      LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------        ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
0.........................     137      $99,950,991.26    100.00%    729,569.28     6.246      176      713        65.20
                               ---      --------------    ------
   TOTAL..................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                            WEIGHTED             WEIGHTED
                                                        OF INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                            NUMBER OF     AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL      PRINCIPAL        LOANS       BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE            MORTGAGE      BALANCE        IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)               LOANS      OUTSTANDING      GROUP 3        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------           ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
0.........................     137      $99,950,991.26    100.00%    729,569.28     6.246      176        713      65.20
                               ---      --------------    ------
   TOTAL..................     137      $99,950,991.26    100.00%
                               ===      ==============    ======

                                                                         ANNEX I

        AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE
                               CERTIFICATES(1)(2)

CLASSES OF DEPOSITABLE CERTIFICATES        RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
-----------------------------------   -----------------------------------------------------
     CLASSES OF       ORIGINAL            CLASSES OF       MAXIMUM ORIGINAL
     DEPOSITABLE     CERTIFICATE         EXCHANGEABLE        CERTIFICATE      PASS-THROUGH
    CERTIFICATES       BALANCE           CERTIFICATES          BALANCE             RATE
   --------------   ------------      -----------------   -----------------   -------------
           Recombination 1
   Class 1-A-3(3)   $65,957,000         Class 1-A-17       $ 65,957,000           5.25%
                                        Class 1-A-18       $ 65,957,000           5.50%
                                        Class 1-A-19       $ 65,957,000           5.75%
                                        Class 1-A-20       $  8,244,625(4)        6.00%

           Recombination 2
   Class 1-A-3      $65,957,000         Class 1-A-21       $ 63,318,720           6.25%
                                        Class 1-A-22       $  2,638,280           0.00%

           Recombination 3
   Class 1-A-3      $65,957,000        Class 1-A-35(5)     $ 62,555,000           6.00%
                                       Class 1-A-36(5)     $  3,402,000           6.00%

           Recombination 4
   Class 1-A-6(6)   $86,543,000         Class 1-A-23       $ 86,543,000           5.25%
                                        Class 1-A-24       $ 86,543,000           5.50%
                                        Class 1-A-25       $ 86,543,000           5.75%
                                        Class 1-A-26       $ 10,817,875(4)        6.00%

           Recombination 5
   Class 1-A-6      $86,543,000         Class 1-A-27       $ 83,081,280           6.25%
                                        Class 1-A-28       $  3,461,720           0.00%

           Recombination 6
   Class 1-A-6      $86,543,000        Class 1-A-37(7)     $ 82,077,000           6.00%
                                       Class 1-A-38(7)     $  4,466,000           6.00%

           Recombination 7
   Class 1-A-8(8)   $19,716,000         Class 1-A-29       $ 19,716,000           5.25%
                                        Class 1-A-30       $ 19,716,000           5.50%
                                        Class 1-A-31       $ 19,716,000           5.75%
                                        Class 1-A-32       $  2,464,500(4)        6.00%

           Recombination 8
   Class 1-A-8      $19,716,000         Class 1-A-33       $ 18,927,360           6.25%
                                        Class 1-A-34       $   788,640            0.00%

           Recombination 9
   Class 1-A-8      $19,716,000        Class 1-A-39(9)     $ 18,698,000           6.00%
                                       Class 1-A-40(9)     $  1,018,000           6.00%

         Recombination 10
   Class 2-A-2(10)  $122,797,000         Class 2-A-7       $122,797,000           5.25%
                                         Class 2-A-8       $122,797,000           5.50%
                                         Class 2-A-9       $122,797,000           5.75%
                                        Class 2-A-10       $ 15,349,625(4)        6.00%

             Recombination 11

CLASSES OF DEPOSITABLE CERTIFICATES        RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
-----------------------------------   -----------------------------------------------------
     CLASSES OF       ORIGINAL            CLASSES OF       MAXIMUM ORIGINAL
     DEPOSITABLE     CERTIFICATE         EXCHANGEABLE        CERTIFICATE      PASS-THROUGH
    CERTIFICATES       BALANCE           CERTIFICATES          BALANCE             RATE
   --------------   ------------      -----------------   -----------------   -------------
   Class 2-A-2      $122,797,000        Class 2-A-11       $117,885,120           6.25%
                                        Class 2-A-12       $  4,911,880           0.00%

             Recombination 12
   Class 2-A-2      $122,797,000      Class 2-A-19(11)     $116,457,000           6.00%
                                      Class 2-A-20(11)     $  6,340,000           6.00%

             Recombination 13
   Class 2-A-3(12)  $ 99,856,000        Class 2-A-13       $ 99,856,000           5.25%
                                        Class 2-A-14       $ 99,856,000           5.50%
                                        Class 2-A-15       $ 99,856,000           5.75%
                                        Class 2-A-16       $ 12,482,000(4)        6.00%

             Recombination 14
   Class 2-A-3      $ 99,856,000        Class 2-A-17       $ 95,861,760           6.25%
                                        Class 2-A-18       $  3,994,240           0.00%

             Recombination 15
   Class 2-A-3      $ 99,856,000      Class 2-A-21(13)     $ 94,705,000           6.00%
                                      Class 2-A-22(13)     $  5,151,000           6.00%

----------
(1) Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2) If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates-- Book-Entry Certificates; Denominations" in this free writing prospectus.

(3) The Class 1-A-3 Certificates may be exchanged for either (i) the Class 1-A-17 and Class 1-A-20 Certificates, (ii) the Class 1-A-18 and Class 1-A-20 or (iii) the Class 1-A-19 and Class 1-A-20 Certificates in such proportions that result in the principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements of the Class 1-A-3 Certificates.

(4) This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificates.

(5) Any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-35 Certificates will instead be allocated to the Class 1-A-36 Certificates, until its Class Certificate Balance is reduced to zero.

(6) The Class 1-A-6 Certificates may be exchanged for either (i) the Class 1-A-23 and Class 1-A-26 Certificates, (ii) the Class 1-A-24 and Class 1-A-26 or (iii) the Class 1-A-25 and Class 1-A-26 Certificates in such proportions that result in the principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements of the Class 1-A-6 Certificates.

(7) Any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-37 Certificates will instead be allocated to the Class 1-A-38 Certificates, until its Class Certificate Balance is reduced to zero.

(8) The Class 1-A-8 Certificates may be exchanged for either (i) the Class 1-A-29 and Class 1-A-32 Certificates, (ii) the Class 1-A-30 and Class 1-A-32 or (iii) the Class 1-A-31 and Class 1-A-32 Certificates in such proportions that result in the principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements of the Class 1-A-8 Certificates.

(9) Any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-39 Certificates will instead be allocated to the Class 1-A-40 Certificates, until its Class Certificate Balance is reduced to zero.

(10) The Class 2-A-2 Certificates may be exchanged for either (i) the Class 2-A-7 and Class 2-A-10 Certificates, (ii) the Class 2-A-8 and Class 2-A-10 or (iii) the Class 2-A-9 and Class 2-A-10 Certificates in such proportions that result in the principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements of the Class 2-A-2 Certificates.

(11) Any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-19 Certificates will instead be allocated to the Class 2-A-20 Certificates, until its Class Certificate Balance is reduced to zero.

(12) The Class 2-A-3 Certificates may be exchanged for either (i) the Class 2-A-13 and Class 2-A-16 Certificates, (ii) the Class 2-A-14 and Class 2-A-16 or (iii) the Class 2-A-15 and Class 2-A-16 Certificates in such proportions that result in the principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements of the Class 2-A-3 Certificates.

(13) Any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-21 Certificates will instead be allocated to the Class 2-A-22 Certificates, until its Class Certificate Balance is reduced to zero.